UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.    )

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CBIZ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CBIZ, INC.

6050 Oak Tree Boulevard South, Suite 500

Cleveland, OH 44131

April 5, 2019

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of CBIZ, Inc., which will be held on Thursday, May 9, 2019, at 8:00 a.m. EDT, at Park Center Plaza III located at 6050 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131.

The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request.

We appreciate your confidence in CBIZ, Inc. and look forward to the opportunity to visit with you at the meeting.

Very truly yours,

CBIZ, INC.

Steven L. Gerard, Chairman of the Board

CBIZ, INC.

6050 Oak Tree Boulevard South, Suite 500

Cleveland, Ohio 44131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2019

TO THE STOCKHOLDERS OF CBIZ, INC.:

The Annual Meeting of Stockholders of CBIZ, Inc. will be held on Thursday, May 9, 2019, at 8:00 a.m. EDT, at Park Center Plaza III located at 6050 Oak Tree Boulevard South, Lower Level, Cleveland, Ohio 44131, for the following purposes:

1. To elect four of a class of four Directors, who are named in the Proxy Statement, to the Board of Directors of CBIZ, Inc. with terms expiring at the Annual Meeting in 2022;

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm;

3. To conduct an advisory vote to approve named executive officer compensation;

4. To amend, restate, and adopt the CBIZ, Inc. 2014 Stock Incentive Plan as the CBIZ, Inc. 2019 Omnibus Incentive Plan; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record on March 19, 2019 will be entitled to vote at the meeting. This notice and proxy statement, a proxy and voting instruction card, and the 2018 Annual Report are being distributed on or about April 5, 2019.

You are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you expect to attend in person, you are urged to sign, date and mail the enclosed proxy card as soon as possible so that your shares may be represented and voted. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your previous voting instructions can be revoked at your request. Alternatively, you may vote via Internet or by telephone in accordance with the procedures set out on the proxy card.

By Order of the Board of Directors,

Michael W. Gleespen, Corporate Secretary

Cleveland, Ohio

April 5, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2019:

The proxy statement and annual report to security holders are available at www.envisionreports.com/cbiz.

PLEASE SIGN AND DATE THE ENCLOSED PROXY

AND RETURN IT IN THE ACCOMPANYING ENVELOPE,

OR VOTE BY INTERNET OR TELEPHONE AS SOON AS POSSIBLE

CBIZ, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation by the Board of Directors of CBIZ, Inc. (“CBIZ” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 9, 2019, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The mailing of this proxy statement and accompanying form of proxy to stockholders will commence on or about April 5, 2019.

VOTING RIGHTS AND SOLICITATION

Shares represented by properly executed proxies received on behalf of CBIZ will be voted at the Annual Meeting in the manner specified therein. If no instructions are specified in a proxy returned to CBIZ, the shares represented thereby will be voted in favor of the election of the directors listed on the enclosed proxy card, in favor of ratification of KPMG LLP as CBIZ’s independent registered public accounting firm, in favor of the Company’s named executive officer compensation, and in favor of adoption of the CBIZ, Inc. 2019 Omnibus Incentive Plan. Any proxy may be revoked by the person giving it at any time prior to being voted at the meeting, by submitting a subsequently signed and dated proxy in person, by mail, or otherwise voting via the Internet or by telephone.

Directors Gina D. France and Todd J. Slotkin are designated as proxy holders in the proxy card. If no instructions are specified in a proxy returned to CBIZ, they will vote for the election as directors of Rick L. Burdick, Steven L. Gerard, Jerome P. Grisko, Jr., and Benaree Pratt Wiley, who have been nominated by the Board of Directors. They will vote for the ratification of KPMG LLP as CBIZ’s independent registered public accounting firm, in favor of the Company’s named executive officer compensation, and in favor of the adoption of the CBIZ, Inc. 2019 Omnibus Incentive Plan. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

The Board of Directors established March 19, 2019 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, CBIZ had 54,925,007 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock CBIZ has outstanding. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business. Broker non-votes occur when a nominee holding shares of the Company’s common stock for a beneficial owner returns a properly executed proxy but has not received voting instructions from the beneficial owner and such nominee does not possess or chooses not to exercise discretionary authority with respect to such shares. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on Proposal No. 1, election of directors, Proposal No. 3, an advisory vote to approve named executive officer compensation, or Proposal No. 4, the adoption of the CBIZ, Inc. 2019 Omnibus Incentive Plan, although they may vote their clients’ shares on Proposal No. 2, the ratification of KPMG LLP as the Company’s independent registered public accounting firm.

The proposals regarding ratification of the selection of the Company’s independent registered accounting firm, the advisory vote to approve named executive officer compensation, the election of each of the director nominees, and the adoption of the 2019 Omnibus Incentive Plan require the affirmative vote of a majority of the votes present and entitled to vote on the matter. In determining whether each proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the vote for these matters.

ELECTION OF DIRECTORS

Proposal No. 1 (Item 1 on Proxy Card)

CBIZ’s Certificate of Incorporation divides the Board of Directors into three classes of directors, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of ten members, with four members’ terms expiring at this Annual Meeting. The four members with terms expiring at the 2019 Annual Meeting, Rick L. Burdick, Steven L. Gerard, Jerome P. Grisko, Jr., and Benaree Pratt Wiley, have been nominated for reelection by the Nominating and Governance Committee.

If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2022, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Board of Directors. The approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the matter. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

The Board, upon nomination by the Nominating and Governance Committee, recommends a vote “FOR” approval of the Directors Standing for Election listed below.

Directors Standing for Election

Name	Age	Director Since	Expiration of Proposed Term
Rick L. Burdick	67	1997	2022
Steven L. Gerard	73	2000	2022
Jerome P. Grisko, Jr.	57	2015	2022
Benaree Pratt Wiley	72	2008	2022

Directors Whose Terms Continue
Name	Age	Director Since	Expiration of Current Term
Michael H. DeGroote	58	2006	2021
Joseph S. DiMartino	75	1997	2020
Gina D. France	60	2015	2021
Sherrill W. Hudson	75	2015	2020
Todd J. Slotkin	66	2003	2021
Donald V. Weir	77	2003	2020

Director Qualifications and Experience

The Nominating and Governance Committee’s process for identifying and evaluating candidates to be nominated as directors consists of reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition; conducting candidate searches and inquiries; recommending to the Board qualified candidates for the Board who bring the background, knowledge, experience, skill sets, diversity and expertise that would strengthen the Board; and selecting appropriate candidates for nomination. A full description of the standards and processes used by the Nominating and Governance Committee in evaluating nominees and directors is set out below in the section entitled “Standing Committees of the Board of Directors”, on page 11 of this proxy statement, and in the Charter of the Nominating and Governance Committee.

Set forth below is biographical information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a Director of the Company. It would not be possible to detail all experience, qualifications, attributes or skills possessed by each Director. Rather, the Company has attempted to set out those unique and important professional characteristics that each particular person brings to the Board.

Nominees For Directors

Rick L. Burdick has served as a Director of CBIZ since October 1997, when he was elected as an independent director. In May 2007, Mr. Burdick was elected by the Board to be its Lead Director, a non-officer position. Previously, in October 2002, he was elected by the Board as Vice Chairman, a non-officer position. Mr. Burdick has been a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) since April 1988. Mr. Burdick serves as Lead Director on the Board of Directors of AutoNation, Inc. Mr. Burdick is a National Association of Corporate Directors (“NACD”) Fellow and has earned the CERT Certificate in Cybersecurity Oversight through the NACD Cyber-Risk Oversight Program.

In his firm management role at Akin Gump, Mr. Burdick has gained extensive knowledge regarding the strategic operation of a national professional services organization that is directly applicable in the overview of CBIZ’s professional divisions. His broad transactional experience as both a director and legal representative of large public and multinational companies, and maintenance of a complex practice involving regulatory and financial reporting issues, has informed CBIZ’s acquisition program and the management of our highly regulated business operations.

Steven L. Gerard was elected by the Board to serve as its Chairman in October 2002. He was appointed Chief Executive Officer and Director in October 2000, and served as CEO until March 2016. Mr. Gerard continues to serve as non-executive Chairman. Mr. Gerard was Chairman and Chief Executive Officer of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc. and its successor Ocean View Capital, Inc. Mr. Gerard’s prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as Vice President of the Securities Division. Mr. Gerard also serves on the Boards of Directors of Lennar Corporation and Las Vegas Sands Corporation, and was the Lead Director of the Board of Directors of Joy Global, Inc. until its acquisition by Komatsu Limited in 2017. Mr. Gerard has been recognized as an NACD Board Leadership Fellow.

Mr. Gerard has significant board-level experience with public companies, including three New York Stock Exchange (“NYSE”) listed entities, in addition to his current membership on the boards of Lennar Corporation and Las Vegas Sands Corporation. He has served on the audit and compensation committees of several of these public companies, and is a recognized “financial expert.” Mr. Gerard has broad experience in operations, finance, banking, risk assessment and regulation, and has served as the chief executive officer of several companies.

Jerome P. Grisko, Jr. has served as a Director of CBIZ since his appointment in November 2015. Mr. Grisko was appointed Chief Executive Officer in March 2016, and has served as President since February 2000. He was also Chief Operating Officer from February 2000 until his appointment as Chief Executive Officer. Mr. Grisko joined CBIZ as Vice President, Mergers & Acquisitions in September 1998 and was promoted to Senior Vice President, Mergers & Acquisitions and Legal Affairs in December of 1998. Prior to joining CBIZ, Mr. Grisko was associated with the law firm of Baker & Hostetler LLP, where he practiced from September 1987 until September 1998, serving as a partner from January 1995 to September 1998. While at Baker & Hostetler, Mr. Grisko concentrated his practice in the area of mergers and acquisitions and general corporate law.

Throughout over twenty years as SVP, COO, President, and now CEO of CBIZ, Mr. Grisko has been integrally involved in leading the management, operations and strategy of the Company. His expertise in mergers and acquisitions and his leadership in developing and fostering organic growth initiatives have been invaluable to the development of CBIZ.

Benaree Pratt Wiley has served as a Director of CBIZ since May 2008, when she was elected as an independent director. Ms. Wiley is a Principal of The Wiley Group, a firm specializing in personnel strategy, talent management, and leadership development primarily for global insurance and consulting firms. Ms. Wiley served as the President and Chief Executive Officer of The Partnership, Inc., a talent management organization for multicultural professionals in the greater Boston region for fifteen years, before retiring in 2005. Ms. Wiley is currently a director on the boards of The Dreyfus Family of Funds and Blue Cross and Blue Shield of Massachusetts. Her civic activities include serving on the boards of the Efficacy Institute, Howard University and Dress for Success Boston. Ms. Wiley has earned the CERT Certificate in Cybersecurity Oversight through the NACD Cyber-Risk Oversight Program.

Ms. Wiley is a driving force in the advancement of leadership diversity. Under her leadership as president and chief executive officer, The Partnership, Inc. strengthened the capacity of greater Boston to attract, retain, and develop talented professionals of color and helped more than 1,300 African Americans integrate into the corporate community. This tenure is chronicled in a Harvard Business School case study on transformational non-profit leadership — Bennie Wiley and The Partnership, Inc. Ms. Wiley has served as both a member and chair of audit and nominating committees of the boards on which she has served.

Remaining Directors

Michael H. DeGroote, son of CBIZ founder Michael G. DeGroote, was appointed a Director of CBIZ in November 2006 and is an independent director. Mr. DeGroote currently serves as President of Westbury International, a full-service real estate development company, specializing in commercial/industrial land, residential development and property management. Prior to joining Westbury, Mr. DeGroote was Vice President of MGD Holdings, previously held a management position with Cooper Corporation, and previously served on the Board of Directors of Progressive Waste Solutions Ltd. He served on the Board of Governors of McMaster University in Hamilton, Ontario.

As the President of a full-service real estate development company specializing in commercial/industrial land, residential development and property management, Mr. DeGroote reflects the entrepreneurial background of most of CBIZ’s acquisitions. His association with one of the founding stockholders of the Company fosters a consistent focus on attaining and improving stockholder value.

Joseph S. DiMartino has served as a Director of CBIZ since November 1997, when he was elected as an independent director. Mr. DiMartino has been Chairman of the Boards of the funds in The Dreyfus Family of Funds since January 1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and also served as a director of Mellon Bank Corporation. He also served as Chairman of the Board of The Noel Group, a public buyout firm. Mr. DiMartino served on the Boards of SunAir Services Corp., LEVCOR International, Inc., The Newark Group and the Muscular Dystrophy Association.

Mr. DiMartino’s service as a chairman, director and president of several significant public and NYSE listed companies provides CBIZ with a wealth of financial, strategic and operating experience. The Company regularly draws on his leadership skills and impressive experience in his role as the Chairman of the Compensation and Human Capital Committee. His knowledge of the capital markets is extremely valuable in the structuring of the Company’s sources of credit.

Gina D. France was appointed to the CBIZ Board in February, 2015 as an independent director. Ms. France founded France Strategic Partners, LLC, a strategy and transaction advisory firm, and has served as its President and Chief Executive Officer since 2003. Ms. France has over 35 years of experience in strategy, investment banking and corporate finance. Prior to founding France Strategic Partners, Ms. France was a Managing Director with Ernst & Young, LLP and directed the Firm’s Center for Strategic Transactions. Prior to her work with Ernst & Young, Ms. France was a Senior Vice President with Lehman Brothers, Inc. in the investment banking division. Ms. France is a recognized “financial expert” for Securities and Exchange Commission (“SEC”) purposes. She serves on the boards of two publicly-traded companies, Huntington Bancshares, Inc. and Cedar Fair, L.P., and chairs the Audit Committee for Cedar Fair. Previously, Ms. France served on the boards of FirstMerit Corporation, Dawn Food Products, Inc. and Mack Industries, and chaired FirstMerit’s Nominating and Governance Committee.

Ms. France is qualified to serve on the Board because of her leadership experience in the investment banking, accounting and financial services fields and her service as a board member of several nationally recognized companies. Her considerable top-level experience in IT security principles, governance standards, strategic consulting and mergers and acquisitions provides CBIZ with valuable guidance in these key areas.

Sherrill W. Hudson has served as a Director of CBIZ since his appointment in February 2015. Until July 2016, upon the sale of the TECO Energy, Inc. (“TECO”), Mr. Hudson served as the Chairman of the Board of TECO and was a member of its board since January 2003. He was executive chairman of TECO from August 2010 to December 2012, after having served as Chairman and Chief Executive Officer since July 2004. Mr. Hudson also serves on the boards of Lennar Corporation and United Insurance Holdings Corporation. He served on the Publix Super Markets, Inc. board from January 2003 until April 2015. Mr. Hudson is also Chairman of the Florida Chapter of the NACD and is an NACD Board Leadership Fellow. Mr. Hudson retired from Deloitte & Touche, LLP in August 2002, after 37 years of service.

The experience gained by Mr. Hudson in his career at Deloitte & Touche, LLP gives him broad subject-matter expertise in one of the Company’s principal lines of business. This background is invaluable to the operational and strategic development of the Financial Services division. Mr. Hudson’s prior role in senior management of one public company, as well as his prior membership on the boards of several others, effectively applies his financial services experience to matters at the highest policy levels. His role as Chairman of the Florida Chapter of the NACD provides ample qualification for Mr. Hudson’s continued leadership of CBIZ’s Nominating and Governance Committee.

Todd J. Slotkin has served as a Director of CBIZ since September 2003, when he was elected as an independent director. Mr. Slotkin has served since 2014 as the Global Business Head of Alvarez & Marsal’s Asset Management Services. Mr. Slotkin is also an independent director of the Apollo Closed End Fund Complex (Apollo Floating Rate Fund, Apollo Tactical Income Fund). In 2011, Mr. Slotkin was appointed the Managing Partner of Newton Pointe LLC, an advisory firm, a position he also held from 2007-2008. Mr. Slotkin served on the Board of Martha Stewart Living Omnimedia from 2008 to 2012, and was head of its Audit Committee and Special Committee. Between 2008 and 2010, Mr. Slotkin was a Senior Managing Director of Irving Place Capital. From 2006 to 2007 Mr. Slotkin served as a Managing Director of Natixis Capital Markets. From 1992 to 2006, Mr. Slotkin served as a SVP (1992-1998) and EVP and Chief Financial Officer (1998-2006) of MacAndrews & Forbes Holdings Inc. Additionally, he was the Executive Vice President and Chief Financial Officer of publicly owned M&F Worldwide (1998-2006). Prior to 1992, Mr. Slotkin spent 17 years with Citigroup, ultimately serving as Senior Managing Director and Senior Credit Officer. He was the Global Head of Citigroup’s Leveraged Capital Group. Mr. Slotkin is a co-founder of the Food Allergy Research & Education, Inc., formerly known as the Food Allergy Initiative.

Mr. Slotkin’s considerable experience in both public and privately-held companies as a director, audit and compensation committee member, audit committee financial expert, and chief financial officer is an important asset that assists the Company in addressing a broad range of regulatory and operational issues. His history with public banks and public and private companies makes him uniquely qualified to render advice on the Company’s capital, strategic and transactional matters.

Donald V. Weir has served as a Director of CBIZ since September 2003, when he was elected as an independent director. Mr. Weir is Vice President of Private Equity for Sanders Morris Harris Group Inc. (“SMHG”) and has been with SMHG for the past fifteen years. Prior to joining SMHG, Mr. Weir was Chief Financial Officer and director of publicly-held Deeptech International Inc. and two of its subsidiaries, Tatham Offshore, Inc. and Leviathan Gas Pipeline Company, both of which were publicly-held companies. Prior to his employment with Deeptech, Mr. Weir worked for eight years with Sugar Bowl Gas Corporation, as Controller and Treasurer and later in a consulting capacity. Mr. Weir was associated with Price Waterhouse, an international accounting firm, from 1966 to 1979.

As a director, chief financial officer, treasurer and controller of various public and privately-held companies, Mr. Weir has the depth of knowledge and experience needed to serve as a director of a public company with such diverse holdings and operations as CBIZ. His financial and accounting expertise, as well as his strategic and operational experience, properly qualifies him to act as the Chairman of the Company’s Audit Committee.

RATIFICATION OF AUDIT COMMITTEE SELECTION OF AUDITOR

Proposal No. 2 (Item 2 on Proxy Card)

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, and the Board has directed that management submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has been the Company’s independent registered public accounting firm since 1996. Information on fees paid to KPMG LLP during the Company’s 2017 and 2018 fiscal years can be found after the Audit Committee Report below.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor any other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of what it believes to be good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the matter. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal. If the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is not ratified, the Audit Committee will reconsider the appointment, as discussed above.

The Board recommends a vote “FOR” the ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Proposal No. 3 (Item 3 on Proxy Card)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and resulting Securities and Exchange Commission (“SEC”) rules, public companies are required to conduct a non-binding advisory vote on their executive compensation, as disclosed in applicable filings with the SEC. The Board of Directors has carefully considered the voting results at the 2018 Annual Meeting regarding timing of these advisory votes, which indicated that an annual vote should be taken in accordance with the recommendations of the Compensation and Human Capital Committee, the Nominating and Governance Committee and the full Board. Therefore, the Company has determined that the stockholders should consider this issue on an annual basis. Accordingly, the Company is again providing its stockholders with the opportunity to cast a non-binding advisory vote on the compensation of its Named Executive Officers, as disclosed in this proxy statement. Following the advisory vote to be held at the 2019 Annual Meeting, the next scheduled advisory vote on executive officer compensation is expected to be held at CBIZ’s 2020 Annual Meeting of Stockholders.

CBIZ believes its executive compensation and compensation policies and practices are focused on pay-for-performance principles, are strongly aligned with the interests of the Company’s long-term stockholders, help incentivize the Company’s Named Executive Officers, and are reasonable in comparison to the compensation practices of the Company’s competitors and other companies of similar size and complexity. The Company also believes that its executive compensation policies and practices help the Company maintain its ability to attract and retain superior employees in key positions and ensure that compensation provided to those employees remains fair relative to the compensation paid to similarly situated executives at peer companies. CBIZ’s executive compensation policies are designed to ensure that total compensation reflects an individual’s performance and potential. The performance of the Company’s Named Executive Officers is generally measured in accordance with an individual’s goals and objectives as well as their contribution to CBIZ’s corporate goals and initiatives. Such factors as teamwork, strategic vision, effective execution, initiative, mentoring and personal development strongly influence a non-quantitative component of compensation awards at CBIZ. The Company believes that its compensation policies and programs and fiscal 2018 compensation decisions, as each is described in this proxy statement, appropriately reward the Company’s Named Executive Officers for the Company’s performance and for their respective individual performances.

Accordingly, the Company recommends that its stockholders vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative executive compensation disclosure contained in this proxy statement.”

Because this vote is advisory, it will not be binding on the Board of Directors or the Compensation and Human Capital Committee, nor will it overrule any prior decision or require the Board or Compensation and Human Capital Committee to take any action. However, the Board and the Compensation and Human Capital Committee will review the voting results and will consider the outcome of the vote when making future decisions about executive compensation programs. The current recommendation of the Board of Directors and the Compensation and Human Capital Committee is based in part upon the vote of stockholders at the Company’s 2018 Annual Meeting, in which our stockholders approved our Named Executive Officer compensation, and upon discussions with representatives of individual stockholders that the Company conducts on an ongoing basis. The compensation policies and methodologies used to determine the compensation of our Named Executive Officers have not materially changed in the past year. You are strongly encouraged to read the full details of our compensation policies and programs under “Executive Compensation” below, including our discussion under “Comparison of Compensation to Targets”. The approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the matter. Abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

The Board recommends a vote “FOR” approval of the compensation of the Company’s Named Executive Officers.

ADOPTION OF THE 2019 CBIZ, INC. OMNIBUS INCENTIVE PLAN

Proposal No. 4 (Item 4 on Proxy Card)

We are asking our shareholders to approve the 2019 Stock Incentive Plan, or “Plan,” which our Board adopted on March 26, 2019 on the recommendation of the Compensation and Human Capital Committee. The Plan, if approved, will replace the CBIZ, Inc. 2014 Stock Incentive Plan, (the “Prior Plan”). Shareholder approval of the Plan is required by NYSE rules. If shareholders approve the Plan at the Annual Meeting, the Plan will become effective as of May 9, 2019 and no further awards will be granted under the Prior Plan. If we do not receive shareholder approval, the Plan will not go into effect and the Prior Plan will remain in effect.

The Company believes that equity-based compensation is a critical part of its compensation program. Shareholder approval of the Plan would allow us to continue to foster and promote the long-term financial success of the Company with performance-related incentives, to encourage and provide for the acquisition of an ownership interest in the Company, and to attract and retain qualified and competent persons as employees and directors whose judgment, interest and performance are required for the successful operations of the Company.

Summary of the Material Terms of the Plan

The following is a brief description of the material features of the Plan, a copy of which is attached as Appendix A to this proxy statement, and is qualified in its entirety by reference to the Plan.

Effective Date and Duration. If the shareholders approve the Plan, it will become effective on the date of the Annual Meeting and remain in effect until the tenth anniversary of such approval, unless otherwise terminated earlier by the Board. No awards may be granted under the Plan after its termination date, but awards granted before the Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration. The Plan will be administered by our Compensation and Human Capital Committee, or “Committee,” which will have full and final authority to, among other things, select individuals to receive awards, establish the terms of awards, and administer and take whatever action it determines to be necessary or advisable in administering the Plan. The Committee may delegate certain responsibilities to our officers as set forth in the Plan.

Eligibility. The Committee may grant awards under the Plan to officers, employees, directors and consultants who perform services for us or our affiliates, but only employees of us and our corporate subsidiaries are eligible to receive incentive stock options. Approximately 9 non-employee directors, 4 executive officers, and 50 other employees currently participate in the Prior Plan.

Share Reserve. Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock that may be issued under the Plan (the “share reserve”) is 3,062,788, shares which were previously authorized and registered in connection with the Prior Plan. All such shares are available for incentive stock options. If the shareholders approve the Plan, no further awards will be granted under the Prior Plan.

If any award granted under the Plan or the Prior Plan expires or is forfeited, canceled or otherwise terminated without issuance of the full number of shares of common stock that were subject to that award, or is settled in cash in lieu of shares or is exchanged before the issuance of shares for an award not involving shares, then the shares subject to such award will again become available for future grant under the Plan.

However, shares withheld by the Company or tendered by a participant for payment of the exercise price or withholding of taxes, or shares subject to a stock-settled stock appreciation right or that were purchased by the Company on the open market with proceeds from the exercise of a stock option granted under the Plan, will not again become available for future grants under the Plan.

Maximum Non-Employee Director Awards. Subject to adjustment for certain changes in corporate capitalization, the maximum aggregate value of stock and cash-based awards that may be granted under the Plan during any calendar year to any non-employee director is $1,000,000, based on the grant date fair value of an award as determined under applicable accounting standards.

Types of Awards under the Plan. The Committee is authorized to grant awards of stock options (including both incentive stock options and nonqualified stock options), stock appreciation rights (or SARs), restricted stock, restricted stock units (or RSUs), performance share units, performance units, cash-based awards and other stock-based awards.

Options. The Committee may grant either incentive stock options intended to comply with Section 422 of the Code or “nonqualified” options that are not intended to qualify as incentive stock options. Incentive stock options may be granted only to employees of the Company and its corporate subsidiaries. The exercise price per share for options may vary, but will be no less than the market value of a share of common stock on the date of grant. Options under the Plan generally have a term of 10 years. However, if an incentive stock option is granted to an employee who owns (or is deemed to own) more than 10% of the combined voting power of all classes of our stock (or of stock of any parent or subsidiary), the term may not exceed five years and the exercise price must be at least 110% of our common stock’s market value on the grant date. The Committee determines the methods and form of payment for the exercise price per share on exercise of an option. Vested options generally remain exercisable for three months after a participant’s termination of employment or service other than for cause, as defined in the Plan, or for one year after a participant’s death or disability. Both vested and unvested options held by a participant who is terminated by us due to cause will immediately be forfeited and no longer exercisable.

Stock Appreciation Rights. A stock appreciation right, or “SAR,” is the right to receive an amount equal to the excess of the fair market value of our common stock on the exercise date over the grant price of the award as determined by the Committee, for the number of shares for which the SAR is exercised. The grant price for a SAR award generally will be the fair market value of a share of common stock on the grant date. The Committee determines the vesting schedule and term, which will not exceed 10 years, for each SAR, and whether the SAR will be settled by delivery of common stock or cash.

Restricted Stock. A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Committee. A participant’s right to vote unvested shares of restricted stock will be set forth in the award agreement as determined by the Committee. The Committee may grant or limit the right of a participant to receive dividends declared on shares of unvested restricted stock, subject to any terms and conditions set forth in the award agreement. If an award agreement provides the right to receive dividends, such dividends will be subject to the same performance or service conditions as the underlying award. Unless otherwise waived by the Committee, restricted stock that is subject to forfeiture restrictions will be forfeited, along with any unvested dividends, upon termination of employment or service not due to death or disability.

Restricted Stock Units. Restricted stock units, or RSUs, represent a promise to deliver a corresponding number of shares of common stock, or the cash value of such number of shares, based on the completion of such service, performance conditions or other terms and conditions specified in the award agreement as determined by the Committee. RSUs subject to forfeiture restrictions generally will be forfeited upon termination of a participant’s employment or service before the end of the specified restriction period. A participant will have no voting or dividend rights with respect to RSUs before the issuance of shares of common stock, if any. Unvested RSUs equivalents generally will be forfeited on termination of employment or service not due to death or disability.

Performance Share Units. The Committee may grant performance share units, or “PSUs,” that vest only on the attainment of specified performance goals. A PSU has a value equal to the Fair Market Value of a share of common stock on the grant date of the award. The Committee will set performance goals that will determine the number of PSUs that vest, depending on the extent to which such goals are met at the end of the performance period, as determined by the Committee, and the satisfaction of applicable service conditions. The number of PSUs that vest for an award may be greater than the target number of PSUs for such award. PSUs that vest may be paid in shares of common stock, cash or a combination of both. A participant will have no voting or dividend rights with respect to PSUs before the issuance of shares of common stock, if any. Unvested PSUs generally will be forfeited on failure to meet applicable performance goals or on termination of employment or service during the performance period other than due to death or disability.

Performance Units. The Committee may grant performance units that vest only on the attainment of specified performance goals. Each performance unit will have a notional value equal to a dollar amount determined by the Committee. The Committee will set performance goals in its discretion that will determine the number of performance units that vest, the settlement value of each performance unit and the settlement amount to be paid to the participant, depending on the extent to which such goals are met at the end of the performance period and the satisfaction of applicable service conditions. Performance units that vest may be paid in cash, shares of common stock or a combination of both. Unvested performance units generally will be forfeited on failure to meet applicable performance goals or on termination of employment or service during the performance period other than due to death or disability.

Other Stock-Based Awards. The Committee may grant other stock-based awards, which may be payable in cash or shares of common stock, in amounts and subject to conditions as it determines. The terms and conditions of such awards will be specified in the award agreement.

Cash-Based Awards. The Committee may grant cash-based awards subject to such terms and conditions as it determines, as specified in the award agreement.

Dividend Equivalents. The Committee may grant dividend equivalents on units or other share equivalents subject to awards other than options, SARs or restricted stock. A dividend equivalent entitles a participant to receive an amount equal in value to dividends declared and paid with respect to the number of shares of common stock represented by the units or share equivalents covered by the award. The Committee will provide the time and form of payment of dividend equivalents and whether they will be credited with interest or deemed reinvested in additional units or share equivalents. Any dividend equivalents granted will be subject to the same performance and service conditions as the underlying award.

Other Plan Provisions

Capitalization Adjustments. If there is a change in our corporate capitalization constituting an “equity restructuring” under FASB ASC Topic 718, such as a stock split, stock dividend or other recapitalization, then in order to prevent dilution or enlargement of participant rights under the Plan, the Committee will adjust, as appropriate, the number or class of securities reserved for awards under the Plan, including incentive stock options; the number and class of securities covered by each outstanding award; the maximum number of shares of stock that may be granted to any employee in one year; and the exercise price or grant price for any option or SAR. The Committee also may make such adjustments in the event of any other change in our corporate capitalization that does not constitute an equity restructuring under FASB ASC Topic 718, such as a merger, consolidation or reorganization, as it determines to be appropriate and equitable to prevent dilution or enlargement of participant rights.

Change in Control. If there is a change in control of the Company, as defined in the Plan, unless the transaction provides for replacement awards or unless otherwise specified in an award agreement, all outstanding awards will immediately vest and all outstanding options and SARs will become immediately exercisable as of the date of the change in control. However, in the case of outstanding awards subject to performance conditions, all performance conditions will be deemed satisfied at “target” and all options and SARs that are subject to performance conditions will be deemed exercised as of the date of the change in control and settled in cash in an amount, as determined by the Committee, equal to any excess of the value per share over the exercise price or grant price of such award, multiplied by the number of shares underlying such award. In the case of any option or SAR with an exercise price or grant price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.

Notwithstanding the foregoing, the Committee may provide for continuation or substitution of outstanding awards with awards of the same type or an acceptable substitute (such as a deferred cash equivalent award) having the same value as the replaced award. Any such replacement award will be subject to the terms and conditions no less favorable than the original award, except that in the event of a participant’s termination of service without cause during the two-year period following the change in control, all such awards held by the participant will immediately vest and all outstanding options and SARs held by the participant will become immediately exercisable.

Tax Withholding. We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. This includes the authority to withhold or receive common stock and to make cash payments or require a participants to make cash payments in satisfaction of participant tax obligations.

Amendments and Termination. The Board may amend or terminate the Plan at any time, subject to the approval of our shareholders if required by any law or securities exchange listing requirements. The Committee may amend awards granted under the Plan, but may not “reprice” any option or SAR, such as by reducing the exercise price, without the approval of our shareholders. In addition, no amendment of the Plan or any award may impair the rights or increase the obligations of any participant under any previously granted award without the participant’s consent.

Minimum Vesting Standards. Awards granted to employees will be subject to a minimum vesting period of at least one year. However, the Committee may accelerate or remove restrictions to vesting of an award on a participant’s termination of service by reason of normal retirement or without cause, following the Committee’s determination that doing so is warranted based on factors including the participant’s personal contributions to the Company’s goals and is not reasonably expected to cause the Company to fail to meet its publicly stated financial performance guidance for the year. In addition, any unvested awards held by a participant at the time of the participant’s death or disability will immediately vest and any options or SARs will be exercisable for one year.

Clawback or Recoupment. Awards granted under the Plan will be subject to the clawback policy adopted by the Company or imposed by any law or securities exchange listing requirement.

Right of Setoff. To the extent permitted by applicable law, the Company may deduct from and set off any amount owed by the participant to the Company against any amounts the Company may owe to a participant.

Award Transferability. The Plan does not permit participants to transfer any award other than by will or by the laws of descent and distribution or pursuant to a domestic relations order entered into by a court of competent jurisdiction, and incentive stock options may be exercised during a participant’s lifetime only by the participant. The Committee may establish procedures for designation of a beneficiary to receive amounts payable or shares deliverable in the event of a participant’s death.

U.S. Federal Income Tax Consequences of Awards under the 2019 Stock Incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Options. Options may be intended to qualify as incentive stock options under Code Section 422 or may be nonqualified stock options governed by Code Section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonqualified stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and certain deduction limitations under Section 162(m) or 280G of the Code for certain individuals (discussed below), we should be entitled to a corresponding income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

Stock Appreciation Rights. The grant or vesting of an SAR generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the SAR equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a SAR will result in capital gain or loss on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

Restricted Stock. A participant who receives a restricted stock award generally will recognize ordinary income when the shares are no longer subject to forfeiture or restrictions, equal to the excess, if any, of the fair market value of the shares of restricted stock over the amount paid, if any, by the participant for such shares. However, the participant may make an election under Section 83(b) of the Code at the time of transfer of the shares of restricted stock to recognize ordinary income on the transfer date equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such shares) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income plus the purchase price paid by the participant, if any, for such shares.

Restricted Stock Units, Performance Share Units and Performance Units. The grant of an award of RSUs, PSUs or performance units will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the Fair Market Value of the shares or any received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction.

Million Dollar Deduction Limit and Other Tax Matters.

Section 162(m) of the Code prohibits us from deducting compensation exceeding $1 million per person to our CEO and other “covered employees” as defined in Section 162(m).

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The Plan and awards granted under the Plan are intended to be exempt from or conform to the requirements of Section 409A of the Code.

If an individual’s rights under the Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G, which could result in both the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and the loss by the Company of a compensation deduction.

New Plan Benefits

Because awards under the Plan will be granted in amounts and to persons in the sole discretion of the Committee, the benefits or amounts allocable under the Plan are not determinable at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Plan. No grants or awards have been made under the Plan to date and no grants or awards will be made under the Plan unless and until the 2019 plan is approved by the shareholders.

Required Vote

Approval of this Proposal No. 4 requires the affirmative vote of a majority of the Company’s outstanding shares present at the Annual Meeting in person or by proxy and entitled to vote on the matter]. Broker non-votes will have no effect on the outcome of this Proposal but abstentions will be counted as votes against this Proposal.

The Board, upon the recommendation of the Compensation and Human Capital Committee, recommends a vote “FOR” approval of the 2019 CBIZ, Inc. Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of CBIZ common stock as of March 19, 2019, by (1) each person known by CBIZ to own beneficially 5% or more of CBIZ’s common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see “Executive Compensation”) and (4) all directors and executive officers of CBIZ as a group. The Company does not require directors or executive officers to hold a minimum number of shares in order to qualify for service as a director or executive officer. However, CBIZ has a stock retention policy recommending directors maintain stock valued at a multiple of three times the amount of their annual retainer, and recommending that the CEO maintain stock valued at a multiple of five times his base salary. The policy recommends that remaining Named Executive Officers maintain three multiples of base salary. All of the Directors and Named Executive Officers are in compliance with this policy.

Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership[2]		Percent of Class
FMR, LLC	8,259,033	[3]	15.0%
Dimensional Fund Advisors LP	4,579,290	[4]	8.3%
Blackrock, Inc.	3,988,818	[5]	7.3%
Burgundy Asset Management Ltd	3,748,653	[6]	6.8%
Cardinal Capital Management LLC	3,103,802	[7]	5.7%
Steven L. Gerard	688,676	[8]	1.3%
Rick L. Burdick	158,200	[9]	*
Michael H. DeGroote	221,375	[10]	*
Joseph S. DiMartino	39,095	[11]	*
Gina D. France	90,375	[12]	*
Jerome P. Grisko, Jr.	1,164,141	[13]	2.1%
Sherrill W. Hudson	95,375	[14]	*
Todd J. Slotkin	40,375	[15]	*
Donald V. Weir	11,955	[16]	*
Benaree Pratt Wiley	84,850	[17]	*
Ware Grove	525,596	[18]	*
Chris Spurio	385,835	[19]	*
Michael Kouzelos	534,184	[20]	*
All directors and executive officers as a group (13 persons)	4,040,032		7.4%
Total Shares Outstanding on March 19, 2019: 54,925,007

*	Represents less than 1% of total number of outstanding shares. All shares are Common Stock and no other classes of stock have been issued.

(1)

Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6050 Oak Tree Boulevard, South, Suite 500, Cleveland, Ohio 44131 and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person. Additionally, none of the listed directors and executive officers named in this beneficial ownership table has pledged shares as security, in conformity with the Company’s anti-pledging and anti-hedging policy applicable to directors and officers.

(2)

Share amounts and percentages shown for each person in the table may include shares purchased in the marketplace, restricted shares, and shares of common stock that are not outstanding but may be acquired upon exercise of those options exercisable within 60 days of March 19, 2019, the Record Date for the 2019 Annual Meeting. All restricted shares may be voted by the recipient upon award, but restrictions do not immediately lapse; unrestricted ownership of restricted stock occurs only upon the lapse of restrictions.

(3)

Holdings stated are based solely on information in the Schedule 13G/A filed with the SEC on February 13, 2019, by FMR LLC and Abigail P. Johnson. According to the report, FMR LLC, as a parent holding company, beneficially owns 8,259,033 shares. FMR LLC has sole voting power with respect to 2,041,498 shares and sole investment power with respect to 8,259,033 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Holdings stated are based solely on information in the Schedule 13G/A filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP. According to the report, Dimensional Fund Advisors LP, acting as an investment adviser, beneficially owns 4,579,290 shares, and has sole voting power with respect to 4,398,653 shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

Holdings stated are based solely on information in the Schedule 13G/A filed with the SEC on February 4, 2019 by BlackRock, Inc. According to the report, BlackRock, Inc., acting as a parent holding company or control person, beneficially owns 3,988,818 shares, and has sole voting power with respect to 3,854762 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(6)

Holdings stated are based solely on information in the Schedule 13G/A filed with the SEC on February 13, 2019 by Burgundy Asset Management Ltd. According to the report, Burgundy Asset Management Ltd., acting as an investment advisor, beneficially owns 3,748,653 shares, has sole voting power with respect to 2,516,602 shares and sole investment power with respect to 3,748,653 shares. The address of Burgundy Asset Management Ltd. is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(7)

Holdings stated are based solely on information in the Schedule 13G/A filed with the SEC on February 14, 2019, by Cardinal Capital Management LLC. According to the report, Cardinal Capital Management LLC, acting as an investment advisor, beneficially owns 3,103,802 shares, and has sole voting power with respect to 2,512,350 shares. The address of Cardinal Capital Management LLC is Four Greenwich Office Park, Greenwich, Connecticut 06831.

(8)

Consists of 328,676 shares of common stock, including restricted stock, owned of record by Mr. Gerard, plus options to purchase 360,000 shares of common stock granted to Mr. Gerard under the Amended and Restated CBIZ, Inc. 2002 Stock Incentive Plan (the “2002 SIP”) and the CBIZ, Inc. 2014 Stock Incentive Plan (the “2014 SIP” and, and together with the 2002 SIP, the “SIPs”).

(9)	Consists of 158,200 shares of common stock owned of record by Mr. Burdick, including restricted stock.

(10)	Consists of 112,000 shares of common stock held in a fixed irrevocable trust, and 109,375 shares of common stock, including restricted stock, owned of record by Mr. DeGroote.

(11)	Consists of 39,095 shares of common stock owned of record by Mr. DiMartino, including restricted stock.

(12)

Consists of 40,375 shares of common stock, including restricted stock, owned of record by Ms. France, plus options to purchase 50,000 shares of common stock granted to Ms. France as an initial non-employee director grant under the 2014 SIP.

(13)	Consists of 674,141 shares of common stock, including restricted stock, owned of record by Mr. Grisko, plus options to purchase 490,000 shares of common stock granted under the SIPs.

(14)

Consists of 45,375 shares of common stock, including restricted stock, owned of record by Mr. Hudson, plus options to purchase 50,000 shares of common stock granted to Mr. Hudson as an initial non-employee director grant under the 2014 SIP.

(15)	Consists of 40,375 shares of common stock owned of record by Mr. Slotkin, including restricted stock.

(16)	Consists of 11,955 shares of common stock owned of record by Mr. Weir, including restricted stock.

(17)	Consists of 84,850 shares of common stock owned of record by Ms. Wiley, including restricted stock.

(18)	Consists of 263,096 shares of common stock, including restricted stock, owned of record by Mr. Grove, plus options to purchase 262,500 shares of common stock granted under the SIPs.

(19)	Consists of 162,335 shares of common stock, including restricted stock, owned of record by Mr. Spurio, plus options to purchase 223,500 shares of common stock granted under the SIPs.

(20)	Consists of 284,184 shares of common stock, including restricted stock, owned of record by Mr. Kouzelos, plus options to purchase 250,000 shares of common stock granted under the SIPs.

Directors Meetings and Committees of the Board of Directors

The Board of Directors conducted four regular meetings during fiscal 2018. In addition, there were three Actions in Writing in Lieu of a Meeting of the Board of Directors. Each director attended in person at least 75% of the aggregate of all meetings of the Board and Committees of the Board on which he or she served in accordance with the Company’s expectations. The Company does not have a formal policy regarding directors’ attendance at annual stockholders meetings. Nevertheless, the Company strongly encourages and prefers that directors attend regular and special Board meetings as well as the annual meeting of stockholders in person, although attendance by teleconference is considered adequate. The Company recognizes that attendance of the Board members at all meetings may not be possible, and excuses absences only for good cause. All directors attended the Company’s 2018 Annual Meeting.

Independent Directors Meetings

In addition to the meetings of the committees of the Board of Directors summarized below, our Independent Directors met four times in executive session during fiscal 2018. The Company’s Lead Director and Vice Chairman, Mr. Burdick, chaired these executive sessions.

Communication with the Board of Directors

Security holders may communicate with the members of the Board by forwarding written communications to the CBIZ Corporate Secretary at the Company’s headquarters in Cleveland. The Corporate Secretary will present all communications, as received and without screening, to the Board at its next regularly scheduled meeting. This same method may be used by interested parties to contact Mr. Burdick, the Company’s Lead Director and Vice Chairman, in his capacity as presiding director over the meetings of the independent directors, as well as to contact the Non-Employee Directors.

Standing Committees of the Board of Directors

The Board of Directors has appointed an Audit Committee, a Compensation and Human Capital Committee, a Nominating and Governance Committee, and an Executive Management Committee as standing committees of the Board, all of which were active during 2018. The Board of Directors has determined that all members of the Audit Committee, Compensation and Human Capital Committee and Nominating and Governance Committee are independent as set forth in the NYSE Listed Company Manual and under applicable SEC rules. The following is a description of the committees of the Board of Directors:

Audit Committee

The members of the Audit Committee are Directors DiMartino, Hudson, Slotkin and Weir (Chairman). CBIZ’s Board of Directors has determined that the Audit Committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In addition, the Board has determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined by the rules and regulations of the SEC, and meet the financial sophistication requirements of the NYSE. The Audit Committee conducted four regular meetings and four special meetings during 2018. In addition, the Committee acted through one Action in Writing in Lieu of a Meeting of the Audit Committee. The Audit Committee appoints the Company’s independent registered public accounting firm (“independent accountant” or “independent auditor”) and reviews issues raised by the independent accountants as to the scope of its audit and its audit reports, including questions and recommendations that arise relating to CBIZ’s internal accounting and auditing control procedures. As part of the selection process, the Committee assesses the qualifications and work quality of the public accounting firm and its engagement team. The experience, background and expertise of the engagement team, the public accounting firm’s system of quality control, the Public Company Accounting Oversight Board (“PCAOB”) report on the firm, the impact of changing auditors, and the existence of any significant involvement of the firm in known litigation matters are among the factors considered by the Audit Committee in selecting the Company’s independent auditor. The Audit Committee is actively engaged in the selection of the public accounting firm’s engagement team lead audit partner, who was appointed to lead the firm’s engagement team in 2016. The Committee is free to hire any advisors or consultants as it may deem necessary or advisable at any time. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

Compensation and Human Capital Committee

The members of the Compensation and Human Capital Committee are Directors DiMartino (Chairman), Slotkin, and Wiley. The Compensation and Human Capital Committee conducted four regular meetings and no special meetings during 2018. In addition, the Committee acted through one Action in Writing in Lieu of a Meeting of the Compensation and Human Capital Committee. The Compensation and Human Capital Committee reviews and makes recommendations to the Board of Directors with respect to compensation of CBIZ’s non-employee Board members and executive officers, including salary, bonus and benefits. The Compensation and Human Capital Committee also administers CBIZ’s executive incentive-compensation plans and all equity-based plans. The Charter of the Compensation and Human Capital Committee is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

The Compensation and Human Capital Committee was established to undertake duties, including, but not limited to: (a) review and approve the Company’s stated compensation philosophy, strategy and structure and assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and properly reflect the objectives and performance of management and the Company without creating undue compensation risk to CBIZ; (b) discharge the Board’s responsibilities relating to compensation of the executive officers of the Company and its subsidiaries; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; (d) evaluate the other executive officers of the Company and its senior management and set their remuneration packages; (e) prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement; (f) make recommendations to the Board with respect to incentive compensation plans and equity-based plans; (g) oversee the risk assessment of the Company’s compensation arrangements; (h) advise the Board regarding stockholder advisory votes on executive compensation arrangements; (i) review and approve certain services to be performed by compensation consultants to the Company; (j) monitor compliance with stock ownership guidelines for the Company’s executive officers and directors; (k) periodically review and discuss with management the Company’s activities, programs and systems related to succession planning, employee professional training and development, human resources and talent management strategies, diversity and inclusion, employee engagement, and the cultural assessment of the Company; and (l) perform such other functions as the Board may from time to time assign to the Committee. The Committee may delegate to its Chairman, any member of the Committee, any member of senior management or any external consultant of the Committee any task or duty the Committee deems necessary to assist it in accomplishing its obligations under law and its Charter. Any final action taken to fulfill these obligations, however, is only permitted upon majority vote of the Committee members themselves. The Compensation and Human Capital Committee requests that the Chief Executive Officer make recommendations regarding the amount or form of executive and director compensation annually, other than his own, or more often as the CEO or the Committee may deem necessary throughout each year.

Compensation and Human Capital Committee Consultants. The Committee is free to hire any advisors or consultants, including compensation consultants in its sole discretion, as it may deem necessary or advisable at any time. In 2017 the Compensation and Human Capital Committee engaged Meridian Compensation Partners, LLC (“Meridian”), to evaluate and recommend updates to the Company’s executive compensation program and to provide refreshed benchmarking data. Meridian provided those services throughout 2018 and 2019 to date. The Committee determined that its and the Company’s use of Meridian as compensation consultants during the Company’s last completed fiscal year did not involve any conflict of interest. In making this determination, the Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) under the Exchange Act, and confirmation of relevant facts received by the Committee from Meridian.

Compensation and Human Capital Committee Interlocks and Insider Participation. None of the members of the Compensation and Human Capital Committee during 2018 and continuing through 2019 is or has been an officer or employee of CBIZ or had any relationships requiring disclosure under Item 404 of Regulation S-K. There are no compensation committee interlocking relationships with respect to CBIZ.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Directors DeGroote, DiMartino, France, Hudson (Chairman), Slotkin, Weir and Wiley. No candidates were recommended by beneficial owners of more than 5% of the Company’s voting common stock within the last year. The Committee conducted two regular meetings and no special meetings in 2018. In addition, the Committee acted through two Actions in Writing in Lieu of a Meeting of the Nominating and Governance Committee. The Committee was formed to propose and recommend candidates for the Board, review the continued suitability of directors following changes in their employment situations, review Board committee responsibilities and composition, review the effectiveness of the Board and of Company management, and monitor the Company’s corporate governance policies and practices. The Committee is free to hire any advisors or consultants as it may deem necessary or advisable at any time. The Committee’s Charter and its corporate governance guidelines are available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

The Nominating and Governance Committee’s process for identifying and evaluating candidates to be nominated as directors consists of reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition; conducting candidate searches and inquiries; recommending to the Board qualified candidates for the Board who bring the background, knowledge, experience, skill sets, and expertise that would strengthen the Board; and selecting appropriate candidates for nomination. The Nominating and Governance Committee and the Board have determined that a director should have the following characteristics: (1) the ability to comprehend the strategic goals of the Company and to help guide the Company towards the accomplishment of those goals; (2) a history of conducting his/her personal and professional affairs with the utmost integrity and observing the highest standards of values, character and ethics; (3) the availability for in-person or telephonic participation in Board or Committee meetings, as well as the Annual Meeting of Stockholders; (4) the willingness to demand that the Company’s officers and employees insist upon honest and ethical conduct throughout the Company; (5) knowledge of, and experience with regard to at least some of: loans and securities, including any lending and financing activities related thereto, public company regulations imposed by the SEC and the NYSE, amongst others, portfolio and risk management, the major geographic locations within which the Company operates, sound business practices, accounting and financial reporting, and one or more of the principal lines of business in which the Company is engaged; and (6) the ability to satisfy criteria for independence established by the SEC and the NYSE, as they may be amended or otherwise modified from time to time.

In its recommendations of candidates for appointment, election and reelection to the Board, the Committee specifically follows the requirements of its Charter to “recommend to the Board, with the input of the Chief Executive Officer, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board.” The Committee believes that the current Board members, as well as the candidates considered and nominated for election at the 2019 Annual Meeting, represent a group that includes differences of background, viewpoint, professional experience and expertise, education, skills and other qualities and attributes that contribute to heterogeneity. The Committee and the Board have committed to broaden Board diversity as current members retire or as the Board is expanded beyond its current ten members. The appointment of Ms. France to the Board in 2015 was part of this effort.

The Nominating and Governance Committee will consider any candidate recommended by a stockholder, provided that the stockholder mails a recommendation to the Corporate Secretary at the Company’s headquarters, prior to the deadline for stockholder proposals, that contains the following: (1) the recommending stockholder’s name and contact information; (2) the candidate’s name and contact information; (3) a brief description of the candidate’s background and qualifications; (4) the reasons why the recommending stockholder believes the candidate would be well suited for the Board; (5) a statement by the candidate that the candidate is willing and able to serve on the Board; (6) a statement by the recommending stockholder that the candidate meets the criteria established by the Board; and (7) a brief description of the recommending stockholder’s ownership of common stock of the Company and the term during which such shares have been held. In making its discretionary determination whether to nominate a candidate who has been recommended by a stockholder, the Nominating and Governance Committee will consider, among other things, (a) the appropriateness of adding another director to the Board, or of replacing a currently sitting director, (b) the candidate’s background and qualifications, and (c) other facts and circumstances identified in the Committee’s Charter. No candidate recommendations were received from stockholders for consideration in 2018 or to date in 2019.

Executive Management Committee

The members of the Executive Management Committee are Directors Burdick, Gerard, and Grisko. The Executive Management Committee approved three Unanimous Written Consents in Lieu of Meeting of the Executive Management Committee of CBIZ, Inc. during 2018. Subject to applicable law, the Executive Management Committee is empowered with the same authority as the full Board of Directors to take any action including the authorization of any transaction in the amount of $10 million or less. With respect to acquisitions or divestitures, the Board of Directors has delegated to the Committee the power to cause the execution and delivery of documents in the name and on behalf of the Company, to cause the issuance of shares of Common Stock of the Company, and to take all actions necessary for the purpose of effecting acquisitions or divestments, so long as all members of the Committee approve the transaction and the total consideration to be paid to or by the Company in connection with the acquisition or divestiture does not exceed $10 million. The Committee does not have the power or authority of the Board of Directors to approve or adopt or recommend to the stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; adopt, amend or repeal any Bylaw of the Company; fill or approve Board or Board committee vacancies; declare or authorize the payment of dividends; fix compensation for service on the Board or any committee thereof; or elect Company executive officers.

Code of Professional Conduct and Ethics Guide

CBIZ has a Code of Professional Conduct and Ethics Guide (the “Code”) that applies to every director, officer, and employee of the Company. The Code is available on the Investor Relations page of the Company’s website, www.cbiz.com, or by writing to us at Attention: Investor Relations Department, 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131. Any amendments to or waivers from the Code that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or any other person performing similar functions are approved by our Audit Committee and posted to the Company’s website, www.cbiz.com.

Directors’ Role in Risk Oversight

Risk is an integral part of Board and Committee deliberations throughout the year. Management, the full Board, and each Board Committee all review risk oversight and management issues pertaining to their respective areas of responsibility as established by the Company’s organizational documents and the charters of its committees. The activities of the enterprise risk management program entail the identification, assessment, and prioritization of a broad range of risks — including, for example, strategic, operational, financial, legal, regulatory, cybersecurity and reputational risks — and the review of plans to mitigate their possible effects. This risk oversight program was overhauled during 2017 and continued throughout 2018. The Board and Management undertook a process to reassess, rank, and present mitigation plans to address the enterprise risks facing the Company. Input was received from all key function and operational areas of responsibility. Following a thorough review and adoption of the new program, the Board then received presentations throughout the year regarding the principal areas of risk, along with the efforts and programs undertaken to mitigate these risks. The Board and each of its committees were actively engaged in this program throughout 2018 and continuing in 2019.

ESG and CSR Programs

As part of their respective roles in managing risk and in addressing emerging stockholder priorities, the Board and Management have continued their efforts to expand and improve the Company’s Environmental, Social and Governance (“ESG”) and Corporate Social Responsibility (“CSR”) programs. Highlights of these efforts are chronicled on the Company’s website at www.cbiz.com/about-us/corporate-social-responsibility. The programs highlighted here and on the website are Company-wide programs. Beyond these programs, each business location is encouraged to devise and implement their own local environmental, philanthropic, governance and social responsibility programs.

Our environmental efforts include extending the life of our desktop and laptop computers to reduce electronic and other waste, adopting highly efficient desktop alternatives that dramatically reduce energy usage compared to standard machines, changing to a more energy efficient data center technology, expanding document imaging and paper reduction and recycling processes in our work flow, implementing a toner recycling program to reduce landfill waste, limiting travel through desktop and group teleconferencing alternatives, enhancing our electronic document delivery systems to reduce the use of unnecessary paper and packaging, introducing flexible workplace arrangements, and continuing our green workplace programs. At our local operations, each unit participates in our CBIZ Green Team initiative, through which they develop practical and actionable solutions to support sustainable environments within each of our local offices. Local offices undertake programs such as waste reduction, recycling and reuse programs to conserve water, electricity, and landfill resources.

Through our workplace giving and philanthropy programs, the Company and our employees support non-profit and community development organizations that align with our values and the interests of our clients and team members, including United Way, Dress for Success, Red Cross blood drive and disaster relief fund-raising, our nationwide food drive competition to support our communities’ food pantries, and our CBIZ Cares program in which employees are given paid time off to volunteer with co-workers in their local communities.

The Company’s Great People, Great Place program embodies our commitment to making CBIZ a great place to work, establishes our common culture, and expresses our concern for employee development and engagement through the following resources, programs and initiatives: our staff engagement and satisfaction surveys, our Enrichment Educational Series, our nationally recognized CBIZ Women’s Advantage program, our extensive cultural on-boarding program, our domestic partner benefits program, educational assistance programs, employee referral bonuses, relocation and sick & personal leave programs, our discounted Employee Stock Purchase Plan, our diversity and sensitivity training, our Sales and Producer Academies and CBIZ Leadership Council, personal awards initiatives, health coaches and well-being programs, retirement planning education, and military and veterans support programs. In 2018 alone, CBIZ was presented with 52 national and local workplace awards, including its selection as one of Forbes’ 2018 America’s Best Mid-Sized Employers. The Company also was recognized as one of the Great Place to Work Best Workplaces for Millennials and in Consulting & Professional Services, and as having one of the 2018 Vault Top Internship Programs. CBIZ was recognized by the Alliance for Workplace Excellence in three separate categories of achievement. The Company also received recognition as one of the top 101 companies to work for, and in promoting a healthy workplace and a culture of wellness by the Best and Brightest program of the National Association for Business Resources.

CBIZ’s commitment to good governance and corporate responsibility principles is demonstrated through our governance guidelines, Mission & Vision Statements, stated Core Values, Client Service Promise, the charters of our Board committees, our professional Code of Ethics and workplace professional code of conduct policies and training programs, our conflicts resolution processes, the enterprise risk management program, client confidentiality and cybersecurity policies and procedures, our extensive investor relations and engagement programs, our quality control programs, and our ethics hotline.

Director Independence

The NYSE Listed Company Manual provides that companies listed on the NYSE must have a majority of independent directors. A director is considered independent under NYSE rules if the Board of Directors affirmatively determines that the director does not have any direct or indirect material relationship with CBIZ and if such director satisfies such other criteria as specified by provisions of the NYSE Listed Company Manual.

The Nominating and Governance Committee and the Board of Directors have affirmatively determined that each of Rick L. Burdick, Michael H. DeGroote, Joseph S. DiMartino, Gina D. France, Steven L. Gerard, Sherrill W. Hudson, Todd J. Slotkin, Donald V. Weir and Benaree Pratt Wiley have no prohibited material relationships with CBIZ and are independent directors. The Nominating and Governance Committee and the Board of Directors affirmatively determined that each of the Audit, Compensation, and Nominating and Governance Committee’s members meet the independence requirements set out in the NYSE Listed Company Manual and under applicable SEC rules. Mr. Grisko is not considered an independent director because of his employment as our Chief Executive Officer and President.

In connection with these independence determinations, the Nominating and Governance Committee and the Board of Directors considered all of the relationships between each director and CBIZ, and in particular the following relationships:

•

The Committee and the Board determined that Mr. Rick L. Burdick should be considered an independent director since the amounts paid to the law firm of Akin Gump for legal representation of CBIZ throughout 2018 were not, in the aggregate, significant under the NYSE rules governing director independence. Akin Gump performed legal work for CBIZ, for which the firm received approximately $0.2 million, $0.2 million and $0.1 million from CBIZ during 2018, 2017 and 2016, respectively.

•

Michael H. DeGroote is also an officer or director of various privately held companies that obtain several types of insurance coverage through a CBIZ subsidiary. The commissions paid to CBIZ for the years ended December 31, 2018, 2017 and 2016 were approximately $0.1 million, $0.2 million, and $0.1 million, respectively. The Committee and the Board determined that Mr. DeGroote was an independent director since the amounts of these commissions were not collectively significant under the NYSE rules governing director independence.

•

The Committee and the Board determined that Mr. Steven L. Gerard should be considered an independent director since the $30,738 paid to him by the Company pursuant to his consulting agreement was not significant under the NYSE rules governing director independence. Moreover, it has been more than three years since Mr. Gerard stepped down as the Company’s Chief Executive Officer and has ceased acting as a member of the Company’s management.

Company Leadership Structure

The position of Chairman of the Board of Directors is held by Mr. Gerard in an independent, non-executive capacity. The position of Chief Executive Officer is held by Jerome P. Grisko, Jr. In addition, the Board believes it is appropriate to have an independent Lead Director who, among other things, chairs all executive sessions of our independent directors and facilitates communication between the Board of Directors and the Company’s executive officers. Mr. Burdick currently acts as the Company’s Lead Director. It is the Board’s belief that the current composition of its leadership positions, the committee system and the position of an independent Lead Director effectively maintain Board independence and independent oversight of management and Company performance. As in past years, each member of the Board and each Committee member participated in performance self-assessments regarding their respective roles, their performance in each role, the activities of each body, and the performance and structure of leadership at the Board and management levels. The results of these assessments were reviewed by the full Board, each Committee, and by the independent directors as a group. The Board believes the current structure provides the Board with a comprehensive understanding of ongoing operations and current issues, as well as facilitates the identification of emerging issues, communication of essential information to the Board and preparation of matters for Board consideration.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors maintains an Audit Committee comprised of four of the Company’s independent directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the current rules of the NYSE and the SEC that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by Rule 303A of the NYSE Listed Company Manual and by all other applicable laws or rules. Each of the Audit Committee members has been identified as “audit committee financial experts”, as that term is defined by the rules and regulations of the SEC, in light of their training, experience, and expertise.

The Audit Committee closely monitors developments in corporate governance, including those arising from the adoption of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules related to the Act. The Audit Committee’s Charter and the Company’s Code of Professional Conduct and Ethics Guide reflect those portions of the Act and attendant rules promulgated by the SEC and the NYSE. The Audit Committee anticipates that changes to its Charter may be necessary from time to time if the SEC and the NYSE adopt additional rules bearing on the duties and activities of the Committee. The Audit Committee Charter and Code of Professional Conduct and Ethics Guide have been posted on the Investor Relations portion of the Company’s website, at www.cbiz.com.

The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Quarterly results similarly were reviewed and discussed.

The Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted U.S. accounting principles (“GAAP”). The Audit Committee’s oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not ensure that the Company’s consolidated financial statements are presented in accordance with GAAP, that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or the standards of the PCAOB or that the Company’s independent accountant is in fact independent.

The Audit Committee received, reviewed, and adopted management’s report assessing the Company’s internal control over financial reporting. The Committee continued to be very active in monitoring management’s efforts to document and assess the Company’s internal controls.

The Audit Committee discussed with the representatives of KPMG LLP, the independent auditors who are responsible for expressing opinions on the conformity of those audited consolidated financial statements with GAAP and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee has discussed with the independent accountants the auditors’ independence from management and the Company including the matters in the written disclosures and the letter required by applicable requirements of PCAOB Rule 3526 regarding the independent accountants’ communications with the Audit Committee concerning independence.

The Audit Committee discussed with both the Company’s internal auditor and independent auditors the overall scope, plans and results of their audit activities. The Audit Committee met regularly throughout 2018 with the independent auditors, and the leaders of the Company’s Internal Audit staff, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee once again reviewed the experience, background and expertise of the KPMG LLP engagement team, the public accounting firm’s system of quality control, the PCAOB report on the firm, the impact of changing auditors, the absence of any significant involvement of the firm in known litigation matters, along with other factors and considerations, and determined that the selection of KPMG LLP as the Company’s independent auditor was in the best interests of the Company and the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit Committee of the Board of Directors

Donald V. Weir, Chairman Joseph S. DiMartino Sherrill W. Hudson Todd J. Slotkin

Auditor Fees

The Company incurred the following fees for services performed by KPMG LLP in fiscal 2018 and 2017:

Audit Fees:    Fees for the fiscal year 2018 audit and the review of the Company’s Quarterly Reports on Forms 10-Q were $982,000. Audit fees include fees related to the integrated audit of consolidated financial statements and PCAOB AS4105 interim review. Fees for the fiscal year 2017 audit and the review of the Company’s Quarterly Reports on Forms 10-Q were $1,027,565.

Audit-Related Fees:    Audit-related fees of $28,000 were billed through December 31, 2018 for services rendered in connection with the audit of the financial statements of the CBIZ Employee Retirement Savings Plan. Audit-related fees of $25,000 were billed through December 31, 2017 for services rendered in connection with the audit of the financial statements of the CBIZ Employee Retirement Savings Plan.

Tax Fees:    There were no tax fees billed by KPMG LLP for the years ended December 31, 2018 and December 31, 2017.

All Other Fees:    There were no other fees billed for professional services by our independent auditors during fiscal years 2018 and 2017.

Pursuant to its Charter and the Act, the Audit Committee is responsible for pre-approving all services performed by the Company’s independent auditors, and certain services may not, under any circumstances, be performed for the Company by its independent auditors. KPMG LLP, the Company’s independent auditor, may not be engaged to perform for the Company, and is prohibited from performing for the Company, any prohibited service enumerated in the Act, or in any other applicable law or regulation. In addition, the independent auditor is not permitted to perform services for the Company, whether associated with audit or non-audit functions, unless the services to be provided have been approved prior to their performance by this Committee, except as may otherwise be provided by applicable law or regulation.

However, certain non-prohibited services may be pre-approved by the Audit Committee Chairman personally in advance of full Audit Committee consideration and approval, provided, that each engagement total no more than $20,000 in fees prior to the next regularly scheduled meeting of the Audit Committee, at which time the entire Audit Committee is required to consider and either approve or reject the engagement, provided the engagement otherwise does not appear reasonably likely to compromise KPMG LLP’s independence. The Audit Committee pre-approved all of the services described above. The Audit Committee is responsible for fee negotiations with KPMG LLP, and is assisted by the active involvement of the Company’s CFO.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation and Human Capital Committee of the Board (the “Compensation Committee” or the “Committee” throughout this Compensation Discussion and Analysis) is responsible for establishing, implementing and monitoring the application of its compensation philosophy to the senior management and directors of the Company. At CBIZ, the Senior Management Group (“SMG”) consists of the Company’s executive officers, certain Senior Vice Presidents, and certain other corporate officers. The Committee’s goal is to ensure that the total compensation paid to the SMG is fair and reasonable. Generally, the types of compensation and benefits provided to members of this group are similar to those provided to executive officers at other comparable companies. Mr. Grisko (“CEO”), Ware Grove (“CFO”), Michael Kouzelos (“President, Benefits & Insurance Services”), and Chris Spurio (“President, Financial Services”) are referred to as the “Named Executive Officers” or “NEOs”, all of who are members of the SMG. The Board took action during 2017 and in 2018 to specifically designate the Executive Officers of the Company as the foregoing NEOs, and to limit the exercise of the Company’s policy making functions to the NEOs. The Board has determined that no other officer of the Company has been given, or has exercised, any similar policy making authority in 2018. Therefore, only the NEOs designated above have served as Executive Officers of the Company in 2018 as that role is defined by the Rule 3b-7 of the Exchange Act.

Compensation Philosophy and Objectives

The Company believes the most effective executive compensation program rewards executives’ contribution in achieving and exceeding specific annual, long-term and strategic goals of the Company, and aligns executives’ interests with those of the stockholders. Moreover, the Company believes a successful compensation structure will help the Company maintain its ability to attract and retain superior employees in key positions and ensure that compensation provided to those employees remains fair relative to the compensation paid to similarly situated executives at comparable companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the Named Executive Officers, should include both cash and equity compensation that reward performance that meets or exceeds established goals.

CBIZ also believes that total compensation should also reflect an individual’s performance and potential. Performance will generally be measured in accordance with an individual’s goals and objectives as well as their contribution to the Company’s corporate goals and initiatives. Such factors as teamwork, strategic vision, effective execution, initiative, mentoring and personal development will strongly influence a non-quantitative component of compensation awards at the Company.

Ultimately, compensation paid to members of the SMG, including amounts paid to the NEOs, is determined based on the discretionary judgment of the Compensation Committee with input from the Chairman, the CEO and compensation consultants.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all compensation decisions for the SMG, including the NEOs, and reviews recommendations and makes determinations regarding equity awards to any CBIZ employee after considering the recommendation of the CEO. Decisions regarding the non-equity compensation of employees other than the SMG are made by management within the Financial Services and Benefits & Insurance Services divisions. The Chairman of the Compensation Committee and the CEO reviewed the performance of each member of the SMG other than the CEO. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion to modify any recommended compensation adjustments or awards.

Setting Executive Compensation

In order to assist the Compensation Committee in applying its compensation philosophy and objectives, the Company, at the request of the Compensation Committee, engaged Meridian, an outside executive compensation consulting firm, to periodically conduct reviews of its compensation program for the SMG and the Board of Directors. Meridian was engaged to prepare comprehensive reports regarding these matters in prior years, including 2017 and 2018. The Compensation Committee received research from Meridian that indicated that the prevalent performance measures used as targets in the compensation incentive plans of peer group companies included profit measures, revenue targets, TSR measurements, and other return metrics. The Committee also monitored developments in compensation philosophy and statements of principles issued by investment consultants such as Glass, Lewis & Co. and Institutional Shareholder Services (“ISS”). At the request of the Committee, CBIZ subscribes to the executive compensation analysis services of a leading compensation and governance consulting firm (the “Governance Firm”). The Committee regularly reviewed and used compensation analysis reports of this consulting firm as benchmarks to evaluate the compensation packages of members of the SMG and to confirm the validity of the data provided by Meridian.

In 2018, Meridian evaluated and recommended updates to the Company’s executive compensation program, and provided refreshed benchmarking data following the 2018 proxy season to provide the Committee with a more current basis for comparing median compensation levels for the SMG. Meridian analyzed target compensation components and levels for the SMG, including the Named Executive Officers. The Meridian analysis, delivered to the Compensation Committee in October of 2018, compares each element of total compensation for the SMG primarily against two groups, with relevant compensation data common to the groups. The first group is a newly adopted custom peer group of 24 publicly traded professional services, insurance, information technology, and other companies reflecting some aspect of CBIZ’s product and service offerings (collectively, the “Company Peer Group”). The Company Peer Group has many of the same companies as those noted in ISS’s assessment of our pay practices.

The Company Peer Group consists of the following companies:

AMN Healthcare Services, Inc.	GP Strategies Corporation	Korn/Ferry International

Arthur J. Gallagher & Co.	Heidrick & Struggles International, Inc.	Liberty Tax, Inc.

ASGN Incorporated	HMS Holdings Corp.	Mistras Group, Inc.

Brown & Brown, Inc.	Hudson Global, Inc.	Navigant Consulting, Inc.

Crawford & Company	Huron Consulting Group Inc.	Paychex, Inc.

CRA International, Inc.	ICF International, Inc.	Resources Connection, Inc.

Exponent, Inc.	Insperity, Inc.	The Hackett Group, Inc.

FTI Consulting, Inc.	Kforce, Inc.	Willdan Group, Inc.

The second group is a set of service-based companies with a median revenue approximating CBIZ that Meridian selected from the confidential Equilar Top 25 ECS Survey Database and which were between one-third to three times the Company’s revenue (collectively, the “Survey Peer Group”). Because CBIZ is composed of units in widely different business lines, which are not mirrored in the aggregate by any other precisely comparable individual companies, Meridian’s methods and use of the data sets are helpful to the Committee because they create a broad basis on which to establish the market value compensation targets for all members of the SMG, including the Named Executive Officers.

The Committee targets aggregate compensation for the collective SMG, including Named Executive Officers, at approximately the 50th percentile, within an allowable range of plus or minus 10-20%, of compensation paid to similarly situated executives of the companies comprising the comparison groups.

Variations to this objective in general, and in evaluating compensation targets for individual Named Executive Officers, as well as other members of the SMG, may occur as dictated by factors including:

•	the performance of the executive and its relation to the Company’s performance;

•	the experience, expertise and impact the executive brings to the Company;

•	the true scope of the job responsibilities of the executive, relative to the external market job benchmark;

•	the Company’s executive pay structure and hierarchy, and internal pay comparisons;

•	the change in compensation actions expected for other executives, for all employees, and for outside directors;

•	relevant industry norms and developments;

•	the amount of compensation earned by the executive at the Company in prior periods or at a previous place of employment; and

•	the performance of the Company during any particular year.

Adjustments may also be made on the basis of ancillary compensation data that the Company has obtained from publicly available competitive intelligence, the Governance Firm benchmark data, CBIZ acquisition efforts, and other sources of information pertaining to compensation for comparable positions.

A significant percentage of total compensation is allocated to incentives as a result of the Company’s philosophy to maintain a variable compensation model based on both Company and individual performance. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, other than consistency with the percentile target range for the aggregate of the various components of total compensation. The Committee reviews information provided by Meridian, as well as the other sources of information mentioned above, to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of award, compared to established goals.

Historically, and in fiscal 2018, the Committee granted a majority of total compensation to CBIZ executive officers in the form of cash, cash-incentive, and equity compensation. The Committee determined that the total compensation programs for the collective members of the SMG, including the Named Executive Officers, were generally consistent with targets. In addition, the Committee believes that to the extent compensation was paid in excess of median levels reflected in Meridian data, such payments were appropriate because they served as appropriate recognition of the continued leadership contributions of the individuals concerned, reflected merit awards resulting from specific accomplishments of the individuals, served as a useful talent retention mechanism, and met other factors used by the Committee in evaluating compensation targets for individual Named Executive Officers, as well as other members of the SMG. The Committee and management believe that this approach is necessary in order to attract and to retain key talent needed to ensure the long-term success of the Company. The Committee also noted that departures from the median data suggested by the most recent Meridian report were acceptable as discussed in Comparison of Compensation to Targets, p. 36.

2018 Executive Compensation Components

For the fiscal year ended December 31, 2018, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based short-term incentive compensation;

•	long-term equity incentive compensation;

•	deferred compensation and retirement savings plans;

•	participation in the CBIZ 2007 Amended and Restated Employee Stock Purchase Plan; and

•	perquisites and other personal benefits.

Based on the data available to the Committee through Meridian, and the market data available to the Committee through publicly available competitive intelligence, the Committee believes that these compensation components provide effective incentives for our senior management team to drive successful results related to the Company’s principal 2018 performance measures of earnings per share (EPS) and organic revenue growth.

Base Salary

The Company provides the Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. As in past years, the Company continued to compare the compensation of the members of the SMG, including Named Executive Officers, to the Survey Peer Group and the Proxy Peer Group, and to target total compensation collectively at or near median levels, with salaries changing if called for by the Company’s ancillary compensation data.

During its review of base salaries for each member of the SMG, including Named Executive Officers, the Committee primarily considers:

•	market data and analysis provided by its compensation consultants;

•	market information from acquisition discussions, new hires, and other ancillary sources;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

Promotions or changes in job responsibility may also result in modifications to an executive’s salary level. Any merit-based increases for the Named Executive Officers (other than the CEO) would be based on the evaluation and recommendation of the CEO and ultimately upon the Committee’s own assessment of an individual executive’s performance. Merit-based increases for the CEO are based upon the Committee’s assessment of his performance as well as upon the data reflected in the Meridian report. In 2018, the Compensation Committee determined that a 3% increase in base salary should be granted to most members of the SMG. Mr. Grisko’s base compensation was raised to $800,000. The adjustment to Mr. Grisko’s base compensation brought it closer to the median levels indicated by the Meridian studies.

The Meridian 2018 study indicates that CBIZ’s base salary compensation to the members of the SMG, including the Named Executive Officers, is collectively comparable to the 50th percentile, within a reasonable range, paid to similarly situated executives within the two comparison groups. The Committee determined that any variations were reasonably close to the median levels of compensation represented in the two comparison groups, and therefore the base compensation levels for the SMG satisfied the compensation philosophy, objectives and targets established by the Compensation Committee.

Performance-Based Incentive Compensation

At the 2014 Annual Meeting, stockholders approved the CBIZ, Inc. 2014 Stock Incentive Plan (the “2014 SIP”). The 2014 SIP gives the Committee the ability to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by the Named Executive Officers and other members of the SMG and other key employees throughout the Company. The Company believes that the 2014 SIP encourages the growth of stockholder value and allows key employees to promote and benefit from the long-term growth and profitability of CBIZ.

The Committee has awarded short-term non-equity incentive compensation to the SMG, including the Named Executive Officers, under the 2014 SIP through the adoption of Annual Executive Incentive Plans

(“EIP”). The Committee also has awarded stock options and restricted stock as long-term equity incentive compensation to this group. Members of the SMG, including the Named Executive Officers, are granted equity awards based on their performance during the prior year and in accordance with the Company’s long-term equity incentive program. In 2018, the annual EIP was adopted by the Compensation Committee pursuant to the 2014 SIP. Members of the SMG, including several of the Named Executive Officers, received cash incentive compensation under the 2014 SIP and attendant EIP for their performances in 2018.

As discussed in detail in the section titled CBIZ Annual Executive Incentive Plan below, in 2018 the EIP cash incentive compensation component consisted of a financially based award (“Financially Based Award”) and an individual performance award (“IPA”) dependent on the Company’s financial performance results in terms of diluted earnings-per-share from continuing operations (“continuing EPS”), and as a function of the Company’s organic revenue growth, a non-GAAP financial measure. Organic revenue represents total revenue adjusted to reflect comparable periods of activity for acquisitions and divestitures. For example, for a business acquired on July 1, 2017, revenue for the period January 1, 2018 through June 30, 2018 would be reported as revenue from acquired businesses; same-unit revenue would include revenue for the periods July 1 through December 31 of both years. The Committee applied these measures after careful consideration and examination of the Company’s objectives, including that continuing EPS and organic revenue growth are the Company’s key financial objectives, that continuing EPS and organic revenue growth appear to be among the primary objectives of our stockholders, that achieving the Company’s continuing EPS target will ensure an acceptable margin assuming an appropriate share repurchase program, that these two primary performance metrics do not preclude our commitment to re-investing in the Company, and that information provided by Meridian indicates that factors related to organic revenue growth and growth in EPS are measures commonly used by peer companies to trigger performance compensation.

The Named Executive Officers and other members of the SMG were also eligible to receive additional merit-based cash bonuses for 2018 performance, which bonuses would be issued under the authority of the 2014 SIP based upon the evaluation and recommendation of the CEO, and ultimately upon the Committee’s own assessment of an individual executive’s performance. Such compensation is discretionary and awards are made by the Committee upon recommendation of the CEO. Only one merit-based cash bonus was awarded in 2018 to an NEO. The President, Financial Services was awarded a merit cash bonus in recognition of his contributions to managing the operations and operating results of the Financial Services division, his efforts to meet revenue and margin targets, and his efforts to realize the Financial Services division’s strategic goals.

CBIZ Annual Executive Incentive Plan

The 2018 EIP was an annual cash incentive program adopted by the Committee under the authority of the 2014 SIP. The 2018 EIP provided guidelines for the calculation of non-equity incentive-based compensation, subject to Committee oversight and modification. At its regular February meeting each year, the Committee considers whether an annual EIP should be continued and, if so, approves the members of the SMG eligible to participate in the EIP and sets incentive levels based on the participant’s position, management authority over and accountability for operations or corporate processes, and potential to impact revenue or expenses.

The 2018 EIP calculated cash incentive awards as a function of the Company’s organic growth as well as its EPS growth. As in prior years, under the Financially Based Award component of the 2018 EIP, Target Award (“TA”) opportunities are established as a percentage of each executive’s base salary, and are subject to a Target Multiplier (“TM”) that increases or reduces award opportunities based on the Company’s ability to exceed, meet, or fail to meet predetermined targets. In 2018, the predetermined targets consisted of a diluted continuing EPS target related to continuing operations (“EPS Target”), and an organic revenue growth measure related to continuing operations target (“ORG Target”), which is a non-GAAP financial measure. The Committee is permitted under the terms of the EIP to make adjustments to the targets that would cause them to be characterized as non-GAAP financial measures. Seventy percent (70%) of an executive’s TA opportunity is dependent on the Company’s performance with respect to the EPS Target and thirty percent (30%) of an executive’s TA opportunity is dependent on the Company’s performance with respect to the ORG Target. The TA opportunities for members of the SMG, including the Named Executive Officers, assuming the Company’s final EPS results related to continuing operations coincide with the EPS Target and organic growth results coincide with the ORG Target, range from 40% to 80% of base salary.

The TM range for the EPS Target may reduce the awards to 0% or increase the awards to 180% of the EPS Target-related portion of an executive’s bonus opportunity. The TM range for the ORG Target may reduce the awards to 0% or increase the awards to 200% of the ORG Target-related portion of an executive’s bonus opportunity. For fiscal 2018, 100% of each Named Executive Officer’s financially-based EIP award was calculated as a function of corporate financial objectives relating to EPS Targets and ORG Targets.

The 2018 EIP also contained an additional IPA component, under which each member of the SMG, including the Named Executive Officers, could have earned an additional award, ranging from 25-30% of the executive’s base TA for extraordinary individual performance. The range of potential IPA for each individual depended in part upon the position and relative responsibility of each member of the SMG. The Compensation Committee determined that a predetermined percentage of the Base Target Award of the SMG should be granted to them if they are determined to achieve financial and certain non-financial goals set jointly by the CEO and the Compensation Committee. Under the 2018 EIP, the Committee again determined that the CEO’s IPA percentage of Base Target Award should be 30%, and the IPA percentage of Base Target Award for each remaining member of the Named Executive Officers and SMG should be 25%. Measurement of individual performance under this component was based upon the assessment by the Compensation Committee and the CEO of an executive’s performance related to the individual’s personal contributions toward the achievement of the Company’s financial results. The CEO’s recommendations and underlying assessments regarding the performance of members of the SMG other than himself were presented to the Compensation Committee, and the Committee had the opportunity to accept, reject, or modify the recommendations. The CEO’s eligibility for his IPA award was directly judged by the Compensation Committee. In 2018, all members of the SMG, including the NEOs, were granted their full IPA potential awards by the Committee in recognition of their individual contributions to the financial results delivered by the Company.

Upon completion of the fiscal year, the Committee reviewed the diluted EPS from continuing operations and organic growth performance of the Company, determined the TMs applicable to the SMG’s respective TAs, determined the applicable IPA percentage, calculated the EIP award earned for each member of the participating group, made applicable adjustments, and certified the appropriate EIP awards.

For 2018, the Committee set the EPS Target at $1.06 per diluted share from continuing operations. For the covered executives, including the Named Executive Officers, to earn any EIP Target-related bonus for 2018, the Company was required to post results that were approximately 95% of the EPS Target, or $1.01 per share. In order to earn the maximum possible EIP bonus, the Company’s results would have had to exceed target EPS requirements under the plan by approximately 5.7%, or $1.12.

For 2018, the Committee again set the ORG Target at 2.7—2.9%. This standard is considered to be a non-GAAP financial measure, as previously explained. For the covered executives, including the Named Executive Officers, to earn any ORG Target-related bonus for 2018, the Company was required to post results that were 81.5% of the ORG Target, or a 2.2% organic revenue growth result. In order to earn the maximum possible EIP bonus, the Company’s results would have to exceed the ORG Target by approximately 29.6%, or an organic revenue growth result of 3.5%.

The Committee believes these EPS Targets and ORG Targets are consistent with the EIP’s purpose in encouraging the achievement of positive long-term performance in the Company’s financial results and not penalizing the management team for challenging market conditions faced by each of the Company’s respective divisions.

The range of potential Target Multipliers applicable to 2018 Financially Based Awards is set out in the table below.

Earnings Per Share Component	Multiplier	Organic Revenue Growth Component	Multiplier
At least $1.01	0.5	At least 2.2%	0.5
$1.02	0.6	2.3%	0.6
$1.03	0.7	2.4%	0.7
$1.04	0.8	2.5%	0.8
$1.05	0.9	2.6%	0.9
$1.06	1.0	2.7 – 2.9%	1.0
$1.07	1.1	3.0%	1.2
$1.08	1.2	3.1%	1.4
$1.09	1.4	3.2%	1.6
$1.10	1.6	3.3 – 3.4%	1.8
$1.11	1.8	3.5% and above	2.0
$1.12 and above	2.0

The Compensation Committee determined that it was appropriate to increase the final EPS Target Multiplier in order to make an upward adjustment to EIP payouts, which adjustment converted this GAAP financial measure to a non-GAAP measure. The 2018 results include a $0.08 per share decrease in EPS related to unbudgeted, non-operating expenses over which management had little or no influence. These expenses related to the impact of the increase in stock price during the year, the impact of considerable additional unplanned expenses covered by the Company’s self-funded health plan, and the revaluation of contingent consideration related to acquisitions pursuant to FASB ASC 805, Business Combinations. The Committee determined that the EPS component of the EIP should be increased by a net effect of $0.01 per share, and that the adjustment fairly accounted for both positive and negative uncontrollable effects on EPS results throughout the year. Without the adjustment, diluted EPS related to continuing operations for purposes of the EIP would have been $1.09 and the Target Multiplier would have been 1.4. With the adjustment, EPS results for purposes of the EIP were increased to $1.10, and therefore the EPS TM was increased to 1.6. Organic revenue growth results were 4.6%, exceeding plan by over 70%, and therefore the ORG TM was determined to be 2.0. There were no other special adjustments that affected these targets for 2018.

For each of the Named Executive Officers, the Target Awards, applicable TM, Individual Performance Adjustments, and EIP Bonuses for 2018 performance were:

	2018 Base Pay[1]	Base Target Award (% Base Pay)	Base Target Award ($)	Indiv. Perform. Award ($)	70% Based on EPS			30% Based on ORG			Total EIP Bonus
Name					70% of Base Target Award	Target Multi- plier	EPS- Based Award	30% of Base Target Award	Target Multi- plier	ORG- Based Award
Jerome P. Grisko, Jr.	$800,000	80	640,000	192,000	448,000	1.6	716,800	192,000	2.0	384,000	1,292,800
Ware Grove	$441,500	60	264,900	66,225	185,430	1.6	296,688	79,470	2.0	158,940	521,853
Chris Spurio	$477,500	50	238,750	59,688	167,125	1.6	267,400	71,625	2.0	143,250	470,338
Michael Kouzelos	$456,500	50	228,250	57,063	159,775	1.6	255,640	68,475	2.0	136,950	449,653

(1)	Base Pay is the annual rate of pay for each officer approved by the Compensation and Human Capital Committee at its February 7, 2018 meeting.

In making the annual determination of the minimum, target and maximum levels for the EIP bonuses, the Committee considers any appropriate factor including but not limited to anticipated risks and rewards, performance metrics, internal revenue and margin estimates, as well as specific circumstances facing the Company during the coming year. The judgment of the Committee, as well as that of the CEO in his role of assisting the Committee, in determining whether or not the members of the SMG have met their goals and fulfilled their duties throughout the year, constitutes an exercise of both objective investigation as well as discretion. The goals set for these executives included achieving budgetary targets for the operations under their direction mitigated by any events or reasons outside their control that caused any failure to meet budget targets, supporting key strategic initiatives of the Company, meeting the requirements of the “One CBIZ” client service model, working together as a coherent and mutually supportive senior management team, and meeting expectations related to leadership performance.

Awards made to Named Executive Officers under the EIP for performance in 2018 are reflected in column (g) of the Summary Compensation Table on p. 40.

The Meridian 2018 study indicates that CBIZ’s total cash compensation to the members of the SMG, including the Named Executive Officers, amounted to a range of between -6% to -21% less than the 50th percentile paid to similarly situated executives within the two comparison groups. The Committee noted that the total cash compensation award to the CEO was -11% less than the median. The Committee determined that the variations were acceptable in light of the fact that total compensation, including equity compensation, for the SMG, including the NEOs, was reasonably close to the median levels of total compensation reflected in the two comparison groups, plus or minus the acceptable range of variation. Therefore the Compensation Committee determined that the total cash compensation levels for the SMG satisfied the Committee’s compensation philosophy, objectives and targets.

Merit Bonuses

Promotions, changes in job responsibility, and extraordinary program achievements may also result in a merit-based bonus that is not awarded pursuant to the authority of the 2014 SIP. Merit-based bonuses are based, in the case of the CEO, on the evaluation of the Compensation Committee, and in the case of members of the SMG other than the CEO, on the recommendation of the CEO, subject to the Committee’s approval.

Only one special merit bonus was paid to an NEO for his performance in 2018. The President, Financial Services, was awarded a merit-based cash bonus in recognition of his contributions to managing the operations and operating results of the Financial Services division, his efforts to far exceed revenue and margin targets, and his efforts to realize the Financial Services division’s strategic goals.

Long-Term Equity Incentive Compensation

Equity Compensation Programs

The Company believes that the equity incentive compensation program under the 2014 SIP enable the Company to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain fair and competitive levels of total compensation.

Equity awards are determined based on market data and vary among participants based on their positions and functions within the Company. In 2018 the equity incentive compensation program consisted of stock option and restricted stock awards to the SMG, including the NEOs. Option awards vest, restrictions on stock awards lapse, grants are awarded, conditions and terms apply, and pricing is set by the Compensation Committee according to the procedures described on pp. 42-44.

The Meridian 2018 study indicates that CBIZ’s long-term incentive compensation in the form of stock options or restricted stock grants to the members of the SMG, including the Named Executive Officers, is collectively within the competitive range of compensation paid to similarly situated executives within the two comparison groups when combined with the cash components of compensation paid to the NEOs in 2018. Again this year, the Committee noted that the equity awards to the CEO were less than the median level compared to levels prevailing in the comparative companies. The Committee determined that the variations were reasonably close to the median levels of compensation represented in the comparison groups, and therefore the compensation levels for the SMG satisfied the compensation philosophy, objectives and targets established by the Compensation Committee. The 2018 awards for the Named Executive Officers are set out in the “Grants of Plan-Based Awards” table on p. 42.

The Compensation Committee notes that 2018 is the last year in which a combination of stock options and restricted stock grants will constitute the components of the long-term equity incentive compensation program. Commencing in 2019, the Committee will grant a combination of performance share units and restricted stock units in order to address the suggestions of stockholders and institutional advisory firms that performance requirements should be incorporated into long-term equity compensation programs.

Deferred Compensation and Retirement Savings Plans

Retirement Savings Plan

The CBIZ Retirement Savings Plan (the “Savings Plan”) is a tax qualified retirement savings plan pursuant to which all U.S. based associates, including the Named Executive Officers, are able to contribute the lesser of up to 80% of their annual salary or $17,500 (plus an additional $5,500 if the participant was at least 50 years old) to the Savings Plan on a before tax basis. The Company will match 50% of the first 6% of pay that is contributed to the Savings Plan. Employees who have attained age 21 are permitted to become participants in the Savings Plan after the earlier of 60 consecutive days of service or 12 full months of employment and 1,000 hours of service within the 12-month period. Employer matching payments commence after participants have been employed for one year. Employer contributions on behalf of participants are fully vested after a participant has been employed for three years of vesting service. Participants deposit savings in one or more of 27 stock and bond investment funds. The 2018 at-market annual rates of return of the investment choices available to participants ranged from -15.63% to 1.74%, depending on each participant’s fund selections.

Non-qualified Deferred Compensation Plan

The Named Executive Officers, as well as any other member of the SMG, any Business Unit Leader (“BUL”) and any other employee scheduled to earn more than $200,000 annually are entitled to participate in the CBIZ Employee Non-qualified Deferred Compensation Plan. Pursuant to this deferred compensation program, eligible employees can defer up to 100% of any bonus and commission payments, as well as up to 25% of their base compensation. There is no employer match in this program. The Company does not pay any gains that participants may obtain through investment in the plan. Gains and losses are strictly related to the investment returns of the mutual fund choices within the plan. For additional information about this plan, please refer to the discussion beginning on p. 40.

CBIZ 2007 Amended and Restated Employee Stock Purchase Plan

At the 2011 Annual Meeting, stockholders approved the CBIZ 2007 Amended and Restated Employee Stock Purchase Plan (“ESPP”), under which employees may purchase up to 2,000,000 shares of CBIZ stock at a 15% discount, and may contribute up to $21,250 toward annual purchases of stock by payroll deduction or otherwise, in accordance with the terms of the ESPP. The Named Executive Officers and all other members of the SMG are entitled to participate in the ESPP, along with and upon the same terms as all other qualified employees of CBIZ and its subsidiaries. Several members of the SMG, including the CEO and the President, Financial Services, are regular participants in the ESPP.

Perquisites and Other Personal Benefits

The Company provides the Named Executive Officers and other members of the SMG with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs and did so again in 2018. Certain of the Named Executive Officers, as set out in the Summary Compensation Table and the Other Compensation Table, are provided with the use of Company automobiles, participation in the plans and programs described above, long-term disability plans, life insurance, an excess liability umbrella insurance policy, an executive health program, the use of Company or private golf club memberships for personal use, and tax gross-up payments. Other perquisites are noted in the Other Compensation table on p. 40. The SMG, including the NEOs, like all full-time employees of the Company, are provided with a death benefit program that provides for a payment of up to $50,000 in the event of death during employment. This program is provided to all full-time employees at no charge, and the enrollment of the Named Executive Officers in this program has been determined by the Company to have no aggregate incremental cost. When the Named Executive Officers use the Company’s golf club memberships for personal use, they reimburse CBIZ for any and all charges incurred in connection with their personal use. The occasional personal use of these memberships has been determined by the Company to have no aggregate incremental cost. Unless otherwise noted, the value of each perquisite is calculated based upon actual costs incurred by the Company in securing these benefits. In the case of leased automobiles, the cost of perquisites is calculated based upon the percentage of each executive’s personal use of the vehicle, which usage is then valued by reference to the IRS table related to usage valuation for leased autos.

Mr. Grisko incurred, and was reimbursed for and received a tax gross-up payment for, payments related to a contractually required golf club membership. The Company also paid for the cost of a life insurance policy called for in the CEO’s 2016 employment agreement, as well as a tax gross-up payment to cover the income imputed to Mr. Grisko by the existence of this life insurance policy. The Committee believes that such a benefit is common for positions of this stature, and that the existence of the policy was a negotiated requirement necessary to secure Mr. Grisko’s services as CEO. The Committee determined that provision of the life insurance policy was a more cost-effective method of securing a comparable benefit than through other methods such as a SERP or other more costly forms of pension benefits.

Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended December 31, 2018, are included in column (i) of the “Summary Compensation Table” on p. 40. The Company has entered into employment agreements or severance protection agreements with certain key employees, including several of the Named Executive Officers, as noted on p. 41. These agreements are designed to promote stability and continuity of key members of senior management. Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the headings “Employment or Other Agreements” on p. 41 and “Potential Payments upon Termination or Change in Control” on p. 45-48.

Consideration of 2018 Say-on-Pay Vote, Institutional Investor Opinion, and Institutional Advisory Firm Comments

In order to remain apprised of stockholder reaction to the compensation of the Company’s Named Executive Officers, the Company recommended, and the Stockholders concurred, that an annual stockholder vote should be held on this issue. The Company has determined that annual say-on-pay votes will be held.

The Committee considered the results of the say-on-pay vote, its discussions with institutional investors and the comments of advisory firms in its review of the compensation of the entire SMG, as well as that of the Named Executive Officers in particular. In arriving at the pay packages for the Named Executive Officers, the Compensation Committee reviewed and considered the results of the Stockholders’ votes on the say-on-pay issue presented at the Company’s 2018 Annual Meeting. While the Committee noted that a significant majority of

Stockholders approved the compensation of the Company’s Named Executive Officers, it also was again mindful of Stockholders with different views. The Committee also noted that the Company again continued its intensive efforts throughout 2018 to engage with all major institutional investors to ensure, in part, that its policies and actions are compatible with the views of the investors. In 2018 the CEO, CFO and the Head of our Investor Relations Program met with individuals and institutions holding approximately 50.4% of the Company’s outstanding stock. The Compensation Committee was provided with and considered the substance of these investor discussions in arriving at the compensation of the Named Executive Officers.

The Committee also noted that the Company’s 2018 say-on-pay proposal received support from ISS, a leading independent governance analysis and proxy voting advisor to institutional investors.

In 2018, the Committee again used compensation modeling provided by the Governance Firm’s services to assess the suitability of the CEOs’ compensation package and to confirm the validity of the data provided by Meridian. The Governance Firm’s data confirmed that the Meridian information was accurate, that the CEO’s compensation package as described in this Proxy Statement was consistent with median compensation data at comparable peer companies, and that the CEO’s total compensation presented a low level of concern in the categories evaluated by the Governance Firm’s quantitative analysis tools. All of these metrics confirm the Compensation Committee’s conclusion that the CEO’s compensation is appropriate.

Comparison of Compensation to Targets

In 2018, the Committee examined the compensation metrics made available to it from Meridian and ancillary data sources, made a full assessment of the individual performance of each member of the SMG, and compared the personal performance of the Named Executive Officers to the compensation data. Based on its analysis of the compensation of these officers, the Committee believes that the compensation of the Named Executive Officers is appropriate in accordance with the Company’s compensation philosophy and objectives, compatible with the individual performance of each member of the SMG as well as that of the Company in 2018, consistent with the views and interests of the Company’s institutional and individual investors, and generally in agreement with the range of target levels suggested by the data compiled by Meridian, the Governance Firm, and available from other ancillary sources.

As previously stated, the Committee generally targets aggregate compensation for the collective SMG, including the Named Executive Officers, at approximately the 50th percentile, within an allowable range of plus or minus 10-20%, of total compensation paid to similarly situated executives of the companies comprising the Company Peer Group and the Survey Peer Group. Variations to this objective in general, and in evaluating compensation targets for individual members of the SMG, including the NEOs, may occur as dictated by the experience level of the individual, his or her relative importance or unique function within the organization, special meritorious conduct during the year or over a longer period, continued leadership contributions, talent retention concerns, and other market factors.

The compensation levels of the Named Executive Officers compare appropriately to the Committee’s aggregate targets for their respective positions, and were justified in light of the Company’s excellent performance during 2018, and the success of the NEOs in exceeding financial and non-financial target goals for the year. The Committee found that the aggregate compensation of the Named Executive Officers was generally consistent with the allowable range of variation to the median pay levels of the 2018 Meridian study.

The CEO’s total compensation in 2018, including the grant date fair value of long-term equity grants was $4,094,381, compared with the 2018 Meridian study’s 50th percentile total compensation targets of $3,645,028 for the Company Peer Group and $4,503,583 for the Survey Peer Group. Therefore, the CEO’s total compensation is indicated to be within the median target values for comparable positions. The Committee determined that the payment of CEO compensation was up to 9.1% lower than the high median data provided by Meridian. This data was confirmed by compensation modeling provided by the Governance Firm, which indicated that the CEO’s total compensation package was only approximately 123% of the median indicated by the Governance Firm’s data, which approximates the target range set by the Committee. The Committee determined that the excellent performance of the Company during 2018 both caused and justified an upward departure from the target compensation range generally approved for the NEOs. The Committee noted that, had the Company performance merely met the EPS Target and ORG Target under the 2018 EIP instead of far exceeding both targets as it did in 2018, then the CEO’s compensation would have been approximately $3,635,599 — which is near the low end of the range of median compensation targets in the data supplied by Meridian and only approximately 1.1X the median total compensation of peers as reported by the Governance Firm. Therefore, the Committee determined that the target compensation levels were compatible with those determined to be within the median range by both Meridian and the Governance Firm. The Compensation Committee therefore determined that the CEO’s compensation was justified and consistent with the philosophy and targets established by the Committee.

The Committee also determined that the inclusion of the tax gross-up amount present in the CEO’s total compensation was not a material amount of the total compensation package. In addition, it was required as part of the Company commitment to provide the CEO with a life insurance policy under his amended employment agreement negotiated at the time of his appointment as CEO. Moreover, given that the CEO’s entire pay package presented a “low concern” according to the Governance Firm, and the payment constituted a de minimis fraction of that package, the Committee believes that the payment was appropriate.

The CFO’s total compensation of $1,930,669, including the grant date fair value of equity grants, was approximately aligned with the 2018 Meridian study’s 50th percentile total compensation targets of $1,411,983 for the Company Peer Group and $1,707,428 for the Survey Peer Group. The Committee determined that the compensation package for the CFO was within the median target ranges expressed in the 2018 Meridian study for peer and other comparable companies. The Committee also determined that the excellent performance of the Company during 2018 justified an upward departure from the target compensation range generally approved for the CFO. The Committee noted that, had the Company performance merely met the EPS Target and ORG Target under the 2018 EIP instead of far exceeding both targets as it did in 2018, then the CFO’s compensation would have been approximately $1,741,959—which is near the high end of the range of median compensation targets in the data supplied by Meridian. Therefore the Committee determined that the target compensation levels were compatible with those determined to be within the median range by Meridian. The Committee concluded that the compensation for the CFO was justified and consistent with the philosophy and targets established by the Committee.

The President, Financial Services’ total compensation in 2018 was $1,954,062. The 2018 Meridian study reflected 50th percentile total compensation of a division president as $1,411,983 for the Company Peer Group and $1,707,428 for the Survey Peer Group. The Committee determined that the compensation package for this position was within the median target ranges expressed in the 2018 Meridian study for peer and other comparable companies, especially in light of the excellent performance of the Company during 2018. The Committee noted that, had the Company performance merely met the EPS Target and ORG Target under the 2018 EIP instead of far exceeding both targets as it did in 2018, then the executive’s compensation would have been approximately $1,784,180—which is near the high end of the range of median compensation targets in the data supplied by Meridian. Therefore the Committee determined that the target compensation levels were compatible with those determined to be within the median range by Meridian. The Committee also had access to market data available to the Committee through the Company’s acquisition discussions and publicly available competitive intelligence that confirms that this pay package was within the acceptable range of median pay for comparable positions. In light of the data, and the unique nature of this position relative to similar industry positions, the Committee determined that the compensation of the President, Financial Services was justified and consistent with the philosophy and targets established by the Committee.

The President, Benefits & Insurance Services’ total compensation was $1,741,757 in 2018. The 2018 Meridian study reflected 50th percentile total compensation of a division president as $1,411,983 for the

Company Peer Group and $1,707,428 for the Survey Peer Group. The Committee determined that the compensation package for this position was within the median target ranges expressed in the 2018 Meridian study for peer and other comparable companies, and was appropriate in light of the excellent performance of the Company during 2018. The Committee noted that, had the Company performance merely met the EPS Target and ORG Target under the 2018 EIP instead of far exceeding both targets as it did in 2018, then the executive’s compensation would have been approximately $1,784,180—which is near the high end of the range of median compensation targets in the data supplied by Meridian. Therefore the Committee determined that the target compensation levels were compatible with those determined to be within the median range by Meridian. The Committee again had access to market data regarding this position available to the Committee through the Company’s acquisition discussions and publicly available competitive intelligence. In light of the data, and the unique nature of this position relative to similar industry positions, the Committee determined that the President, Benefits & Insurance Services was compensated in a manner that was justified and consistent with the philosophy and targets established by the Committee.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code generally provides that the Company may not deduct compensation of more than $1,000,000 that is paid to a “covered employee” in any fiscal year, although, prior to January 1, 2018, there was an exception to the Section 162(m) deduction limit for certain qualifying performance-based compensation. For this purpose, prior to January 1, 2018, covered employees generally were our NEOs serving on the last day of the year other than our CFO. Among other changes to Section 162(m), the scope of covered employees was expanded to include the chief financial officer and certain former named executive officers. The Committee currently considers the deductibility under Section 162(m) of compensation awarded to its executives to the extent reasonably practical and consistent with our objectives, but the Committee may nonetheless approve compensation that does not fall within these requirements and may authorize compensation that results in non-deductible amounts above the limits if it determines that such compensation is in our best interests. However, the Company intends to comply with the transition rule for written binding contracts in place as of November 2, 2017, to the extent applicable to our CFO’s employment agreement, as long as the Committee determines that to be in the Company’s best interest.

Accounting for Stock Based Compensation

Effective January 1, 2018, we adopted ASU No. 2017-09, “Compensation — Stock Compensation (Topic 718) — Scope of Modification Accounting.” The new standard clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. Modification accounting is required if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. We typically do not change either the terms or conditions of share-based payment awards once they are granted; therefore, the adoption of this new guidance had no impact on our consolidated financial statements.

Beginning on January 1, 2006, the Company began accounting for any stock-based awards or payments under its 2014 SIP and prior stock option plan in accordance with the requirements of FASB ASC Topic 718. In March 2016, FASB issued ASU No. 2016-09, “Compensation — Stock Compensation (Topic 718) — Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”), which requires the tax effects related to share-based payments be recorded through the income statement and simplifies the accounting requirements for forfeitures and employers’ tax withholding requirements. ASU 2016-09 became effective for CBIZ on January 1, 2017.

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, recommended to the Board of Directors that it be included (or incorporated by reference as applicable) in the Company’s proxy statement.

Compensation and Human Capital Committee

Joseph S. DiMartino, Chairman Todd J. Slotkin Benaree Pratt Wiley

COMPENSATION RISK ASSESSMENT

The Compensation and Human Capital Committee again conducted a full review of the compensation policies and practices of the Company in order to determine if these factors are reasonably likely to have a material adverse effect on the Company. It was the Committee’s conclusion, after careful consideration of all the information presented, that CBIZ’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CBIZ has a policy that prohibits pledging or hedging of Company shares by officers or directors. CBIZ also has a stock retention policy requiring directors to maintain stock valued at a multiple of three times the amount of their annual retainer, and requiring the CEO to maintain stock valued at a multiple of five times his base salary. Other SMG members, including the remaining Named Executive Officers, are required to maintain between two and three multiples of base salary.

Clawback Policy

In February 2018, the Compensation and Human Capital Committee and the Board adopted a recoupment policy for compensation paid to certain executive officers, including our NEOs. The Company’s Board of Directors may, in appropriate circumstances following an assessment and recommendation by the Compensation and Human Capital Committee, require disgorgement of certain payments to an officer, including the Named Executive Officers identified in our Proxy Statements, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of our financial statements filed with the SEC; and (2) the Compensation and Human Capital Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.

In each such instance, following an assessment of the executive officer’s accountability for the loss and to the extent practicable and for the applicable look-back period, the Compensation and Human Capital Committee, in its discretion, may then recommend that the Board take such actions as it deems necessary or appropriate, in its discretion, to address the events that gave rise to the restatement, to prevent its recurrence, and to recoup appropriate amounts from the individual executive officer. Such actions may include, to the extent permitted by applicable law: (1) requiring the executive officer to repay some or all of any bonus or other incentive compensation paid; and/or (2) requiring the executive officer to repay any gains realized on the exercise of stock options or on the open-market sale of vested shares; and/or (3) canceling some or all of the executive officer’s restricted stock or deferred stock awards and outstanding stock options; and/or (4) adjusting the executive officer’s future compensation; and/or (5) terminating or initiating legal action against the executive officer.

The Compensation and Human Capital Committee will continue to review this clawback policy and amend it as necessary, consistent with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other applicable federal acts, and related regulations as statutes or regulations are adopted.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus[1] ($) (d)	Restricted Stock Awards[2] ($) (e)	Stock Option Awards[2] ($) (f)	Non-Equity Incentive Plan Compensation[3] ($) (g)	All Other[4] Compensation ($) (i)	Total ($) (j)

Jerome P. Grisko, Jr. PEO, CEO & President	2018	790,625	—	933,600	851,400	1,292,800	225,956	4,094,381
	2017	714,625	—	746,400	628,200	600,000	229,713	2,918,938
	2016	628,750	—	496,800	432,000	749,856	195,441	2,502,847

Ware Grove PFO, SVP, CFO	2018	439,875	—	583,500	354,750	521,853	30,691	1,930,669
	2017	428,500	—	466,500	261,750	262,242	29,739	1,448,731
	2016	426,938	—	310,500	180,000	362,511	30,014	1,282,525

Chris Spurio President, Financial Services	2018	475,750	60,000	583,500	354,750	470,338	9,724	1,954,062
	2017	463,500	—	466,500	261,750	178,448	9,441	1,379,639
	2016	461,813	—	310,500	180,000	326,767	9,811	1,288,891

Michael Kouzelos President, Benefits & Insurance Services	2018	454,812	—	486,250	340,560	449,653	10,482	1,741,757
	2017	443,542	—	388,750	251,280	170,555	10,085	1,264,212
	2016	440,833	—	258,750	172,800	256,940	9,811	1,139,134

(1)

Represents a special merit bonus recommended by the CEO and approved by the Compensation and Human Capital Committee. The bases for such bonuses, if any, are stated in the “Merit Bonuses” and “Comparison of Compensation to Targets” sections of the Compensation Discussion and Analysis.

(2)

Represents the grant date fair value as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse or options are exercised. See 2018 Grants of Plan-Based Awards table for the awards to which these values relate, p. 42. The assumptions used in calculating these amounts are incorporated herein by reference to Note 15 to the Company’s consolidated financial statements, set forth in the Form 10-K for the fiscal year ended December 31, 2018, as filed on February 28, 2019.

(3)

Represents amounts earned pursuant to the applicable year’s EIP adopted by the Compensation and Human Capital Committee in advance of that year’s performance, which incentive compensation plans were established pursuant to the 2014 SIP or 2002 SIP, as applicable.

(4)	See Other Compensation table, below.

Other Compensation

Name	Year	Perquisites and Other Personal Benefits ($)		Insurance Premiums ($)		Company Contributions to 401(k) Plans ($)	Automobile Adjustments & Car Service ($)		Tax Gross-Up Reimbursement ($)	Total ($)

Jerome P. Grisko, Jr.	2018	102,980	[1]	1,474	[2]	8,250	13,086	[3]	100,166	225,956

Ware Grove	2018	—		1,474	[2]	8,250	11,039	[3]	9,928	30,691

Chris Spurio	2018	—		1,474	[2]	8,250	—		—	9,724

Mike Kouzelos	2018	758	[4]	1,474	[2]	8,250	—		—	10,482

(1)	Life insurance premium for policy required under employment contract, plus annual club dues.

(2)

Includes premium payment for Executive Group Personal Excess Liability Insurance policy written for coverage of $10 million given to all members of the Board of Directors and the SMG, which coverage was instituted in the fourth quarter of 2008, and Long-Term Disability Insurance premium.

(3)	Leased auto adjustment.

(4)	Spousal travel.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Grisko, our CEO. Mr. Grisko had fiscal 2018 annual total compensation of $4,094,381 as reflected in the Summary Compensation Table included in this Proxy Statement. We estimate that the annual total compensation for our median employee was $67,534 for 2018. We determined the total annual compensation of our median employee by using 2018 W-2 wages for all CBIZ employees other than our CEO. We selected December 31, 2018 as the date upon which we would identify the median employee. Only seasonal and other workers with no 2018 compensation were excluded from the calculation. Mr. Grisko’s 2018 total annual compensation was approximately 60 times that of the annual total compensation for our median employee.

Employment or Other Agreements

On September 1, 2016, the Compensation and Human Capital Committee of the Board entered into a new employment agreement with CEO Jerome P. Grisko, Jr. The terms of this agreement require the following: (1) base salary of not less than $642,000; (2) participation as CEO in any Executive Incentive Plan (“EIP”) authorized by the Compensation and Human Capital Committee, including the 2017 EIP under which the CEO is eligible for a Base Target Award of 80% of his base pay, an Individual Performance Award of 30% of his Base Target Award, as well as Target Multipliers that increase or decrease the Base Target Award depending on the Company’s achievement of earnings per share and organic revenue growth targets; (3) eligibility for equity compensation grants valued at no less than 80% of the grant date fair value of the grants awarded to the CEO on May 10, 2016; (4) reimbursement or payment of premiums sufficient to fund a $2,000,000 death benefit life insurance policy; (5) payment of club membership fees and dues to a private club of his choosing; (6) payment of tax gross-up fees related to the life insurance policy and club membership fees; (7) inclusion of “double-trigger” provisions for compensation to be paid in various events of termination, including but not limited to (a) in the event of a Termination by the CEO with Good Reason (as defined in the CEO’s employment agreement) related to a change in control, compensation in the amount of three times the sum of the CEO’s then current Base Salary plus Average Bonus, and (b) in the event of a termination by the Company without Cause or by the CEO with Good Reason not related to a change in control, compensation in the amount of two times the sum of the CEO’s then current Base Salary plus Average Bonus; (8) acceleration of the vesting of equity grants in the event the CEO is terminated by the Company without Cause or by the CEO for Good Reason; (9) continued participation for two years in CBIZ health and welfare benefit plans following termination; (10) receipt at termination other than for cause of title to any company vehicle then in use by the CEO; (11) restrictions on payments to the CEO related to compliance with IRS Sections 162(m) and 409A; and (12) imposition of non-disclosure, non-interference, and non-disparagement restrictive covenants on the CEO.

The CFO’s employment agreement, executed December 12, 2000, and amended November 22, 2010, provides for payment of a base salary, continuing discretionary bonuses, an automobile allowance, and participation in CBIZ welfare, pension and incentive benefit plans. In addition, the contract provides for the payment of severance upon termination without cause, or upon voluntary termination for Good Cause (as defined in the CFO’s employment agreement). Severance would include (1) a cash payment equal to two times the sum of his current year base pay plus the average of his bonus payments for the prior three years, payable over a twenty-four month period, and (2) continued participation for two years in CBIZ health and welfare benefit plans, and (3) immediate vesting of, and ability to exercise, any unvested but previously granted stock options. The contract also contains provisions designed to address certain issues related to Code Sections 162(m) and 409A. The contract contains restrictive covenants that obligate Mr. Grove to (1) maintain CBIZ’s confidential information, (2) return Company information or other personal and intellectual property, (3) abide by a one-year non-compete, and one-year employee, customer, and supplier non-solicitation and non-interference term, and (4) avoid disparagement of the Company. Mr. Grove’s employment agreement was further amended on March 30, 2017, to replace modified “single-trigger” terms with “double-trigger” provisions for compensation to be paid in various events of termination.

Both the President, Financial Services and the President, Benefits & Insurance Services are entitled to participate in the compensation programs available to the SMG, and are subject to the restrictive covenants of their confidentiality and non-solicitation agreements. Under the CBIZ Executive Severance Policy, Mr. Spurio and Mr. Kouzelos are entitled to one year of base pay if they are terminated other than for cause or in the event of a change in control.

2018 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[2] ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jerome P. Grisko, Jr.	1-1-18	320,000	832,000	1,472,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	48,000	n/a	n/a	933,600

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	n/a	180,000	19.45	851,400

Ware Grove	1-1-18	132,450	331,125	596,025	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	30,000	n/a	n/a	583,500

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	n/a	75,000	19.45	354,750

Chris Spurio	1-1-18	119,375	298,438	537,188	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	30,000	n/a	n/a	583,500

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	n/a	75,000	19.45	354,750

Michael Kouzelos	1-1-18	114,125	285,313	513,563	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	25,000	n/a	n/a	486,250

	5-9-18	n/a	n/a	n/a	n/a	n/a	n/a	n/a	72,000	19.45	340,560

(1)

Represents range of potential payouts under the EIP. All awards under the EIP are at risk; therefore potential award is $0.00 for each participant if all minimum performance levels are not achieved. “Threshold” values assume lowest award possible assuming Company achieves minimum EPS and ORG Targets and that no IPA is granted. “Target” values assume Company achieves EPS and ORG Targets and that the IPA is granted. “Maximum” values assume Company achieves earnings sufficient to meet maximum TM for each EPS and ORG Target and that the individual is awarded the maximum IPA.

(2)

Represents grant date fair value of stock options and restricted stock awards as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse or options are exercised.

At the 2014 Annual Meeting, the 2014 SIP was approved by the stockholders. The 2014 SIP gives the Committee the sole authority to grant participants shares of CBIZ common stock, restricted stock, share units, stock options, stock appreciation rights, performance units and/or performance bonuses. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. The 2014 SIP does not permit issued options to be repriced, replaced, or regranted through cancellation or by lowering the option exercise price of a previously granted award. The 2014 SIP contains a variety of business criteria on which performance goals may be based for performance-based incentive awards, limits the number of available shares that can be granted in the form of any award other than Stock Options and Stock Appreciation Rights, and establishes the maximum number of shares available for grant under the 2014 SIP. The 2014 SIP gives the Committee the ability to design cash and stock-based incentive compensation programs to promote high performance and achievement of corporate goals by the Named Executive Officers, other members of the SMG, and other key employees throughout the Company.

In 2018, equity awards consisting of stock options and restricted stock were granted to the Named Executive Officers in accordance with the Company’s long-term equity incentive programs. The Committee also awarded cash performance bonuses in 2018 under the 2014 SIP through the adoption of an EIP.

Options typically are awarded to vest 25% on each of the four anniversaries following the grant date and to expire six years after the date of grant. Restricted shares typically are granted with temporal restrictions that were set to lapse in 25% increments on each of the four anniversaries following the grant date. The Compensation and Human Capital Committee generally applies these vesting principles to its equity grants, including those awards granted in 2018 to our Named Executive Officers, although more rapid vesting of both options and restricted stock have been made from time to time for reasons such as an incentive to induce employment with the Company or as a reward for exemplary personal performance or commitment.

All stock options have an exercise price equal to the closing price of CBIZ stock on the date of grant. Annual awards of stock options to the SMG, and at times certain other corporate officials and practice group managers, are considered at the Compensation and Human Capital Committee’s regularly scheduled meeting in February, and then tabled until the Committee can consider all other performance grants to operating BULs and other high performers within the Company under its annual grant program. The Compensation and Human Capital Committee adopted this procedure to avoid inequities in option pricing that might occur if awards to these respective groups were not granted simultaneously. After recommendations for operating unit-level grants are solicited and vetted by management, they are presented along with the underlying reasons supporting them to the Committee for review and action. Recommendations for all annual equity incentive grants are considered by the Committee at a special meeting typically held between March and May of each year.

The Compensation and Human Capital Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Vesting rights, restriction lapses, rights to exercise, terms related to the events of death, disability, retirement, or change in control rules related to equity grant expiration and termination, and all other terms and conditions related to option and restricted stock awards are set out in the terms of the 2014 SIP and the option and restricted stock agreements which executives must sign in order to preserve their equity grants. All recipients of equity grants must agree to certain restrictive covenants that prevent the executive, upon leaving CBIZ, from soliciting clients and employees of CBIZ or its subsidiaries for a period of two years.

Management’s recommendations to the Compensation and Human Capital Committee regarding equity grants to newly hired or promoted executives are presented to the Committee at the next regularly scheduled Committee meeting following the promotion or the completion of an agreement to hire the executive. On occasion, the Committee will award grants through written action without a meeting.

At the 2011 Annual Meeting, stockholders approved the ESPP, under which any employee may purchase CBIZ stock at a 15% discount, and may contribute up to $21,250 toward purchases of stock by payroll deduction or otherwise, in accordance with the terms of the ESPP. The Named Executive Officers and other members of the SMG are entitled to participate in the ESPP, along with and upon the same terms as all other qualified employees of CBIZ subsidiaries.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date*	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jerome P. Grisko, Jr.	0	180,000	[1]	n/a	19.45	05-09-2024	48,000	[2]	945,600	n/a	n/a
	45,000	135,000	[1]	n/a	15.55	05-10-2023	36,000	[2]	709,200	n/a	n/a
	90,000	90,000	[1]	n/a	10.35	05-10-2022	24,000	[2]	472,800	n/a	n/a
	82,500	27,500	[1]	n/a	9.35	05-15-2021	9,000	[2]	177,300	n/a	n/a
	110,000	0	[1]	n/a	8.36	05-14-2020	n/a		n/a	n/a	n/a
Ware Grove	0	75,000	[1]	n/a	19.45	05-09-2024	30,000	[2]	591,000	n/a	n/a
	18,750	56,250	[1]	n/a	15.55	05-10-2023	22,500	[2]	443,250	n/a	n/a
	37,500	37,500	[1]	n/a	10.35	05-10-2022	15,000	[2]	295,500	n/a	n/a
	56,250	18,750	[1]	n/a	9.35	05-15-2021	7,500	[2]	147,750	n/a	n/a
	75,000	0	[1]	n/a	8.36	05-14-2020	n/a		n/a	n/a	n/a
Chris Spurio	0	75,000	[1]	n/a	19.45	05-09-2024	30,000	[2]	591,000	n/a	n/a
	18,750	56,250	[1]	n/a	15.55	05-10-2023	22,500	[2]	443,250	n/a	n/a
	37,500	37,500	[1]	n/a	10.35	05-10-2022	15,000	[2]	295,500	n/a	n/a
	56,250	18,750	[1]	n/a	9.35	05-15-2021	7,500	[2]	147,750	n/a	n/a
	36,000	36,000	[1]	n/a	8.36	05-14-2020	n/a		n/a	n/a	n/a
Michael Kouzelos	0	72,000	[1]	n/a	19.45	05-09-2024	25,000	[2]	492,500	n/a	n/a
	18,000	54,000	[1]	n/a	15.55	05-10-2023	18,750	[2]	369,375	n/a	n/a
	36,000	36,000	[1]	n/a	10.35	05-10-2022	12,500	[2]	246,250	n/a	n/a
	54,000	18,000	[1]	n/a	9.35	05-15-2021	6,250	[2]	123,125	n/a	n/a
	70,000	0	[1]	n/a	8.36	05-14-2020	n/a		n/a	n/a	n/a
	35,000	0	[1]	n/a	6.52	05-09-2019	n/a		n/a	n/a	n/a

*	Options expire six (6) years after the date of grant.

(1)

Grant of non-qualified options under the SIPs. Option vesting is time-based in increments of 25% in each of the four anniversaries of the grant date. Options expire after six years; grant date is six years prior to expiration date.

(2)

Grant of restricted shares under the SIPs. Restrictions are time-based and lapse in increments of 25% in each of the four years following the grant date, as shown in the Grants of Plan-Based Awards Table above.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Jerome P. Grisko	110,000	1,896,086	45,500	887,525
Ware Grove	75,000	1,092,933	30,000	585,375
Chris Spurio	0	0	28,800	562,035
Michael Kouzelos	35,000	548,880	24,750	482,950

(1)

This amount represents the total taxable compensation on the exercise of options or vesting of restricted shares, as applicable, prior to payment of taxes, commissions, transaction fees, and handling fees.

2018 Non-qualified Deferred Compensation

Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE[2] ($)
Jerome P. Grisko, Jr.	263,125	—	(152,975)	—	2,928,818
Ware Grove	93,933	—	(147,102)	—	3,169,765
Chris Spurio	—	—	(5,692)	—	89,206
Michael Kouzelos	—	—	(17,873)	—	238,536

(1)	Contributions are derived entirely from salary, bonus, and non-equity incentive plan compensation already reported for each individual in the Summary Compensation Table.

(2)

100% of these funds were amounts already otherwise reported in the Summary Compensation Table for 2018 and prior years, plus market earning on amounts contributed by the individuals listed. 0% of these funds are derived from registrant contributions.

The CBIZ Employee Non-qualified Deferred Compensation Plan allows participants to contribute up to 25% of their base compensation, and up to 100% of any commission and bonus compensation earned throughout the year, and to invest such compensation in one or more of 27 stock, bond and money market investment funds available during the year. The 2018 at-market rates of return of the investment choices available to participants ranged from -19.73% to 1.74%, depending on each participant’s fund selections. Contributions are deposited into a rabbi trust, a grantor trust that limits management’s ability to use deposits in the trust by isolating the funds from the Company’s working capital. Money in the trust is always subject to the claims of the Company’s general creditors. Contributors’ interests in the trust are not subject to assignment, alienation, pledge, or attachment. Withdrawals and payouts generally are only permitted upon retirement or expiration of a term of years established by the participant in advance of contributions. Following death and disability, distributions are made as soon as administratively possible. Hardship withdrawals are permitted only under restricted circumstances. In the event of termination of employment, all funds in a participant’s account are payable to the participant no earlier than six months following termination, except for funds in designated retirement accounts once an employee has completed ten years of employment service, which retirement account funds are payable over a period of up to ten years. All payouts and changes to distribution elections are subject to the provisions of Code Section 409A. There is no employer match in this program.

Potential Payments upon Termination or Change in Control

The table on p. 46 reflects the amount of compensation that would be payable to each of the Named Executive Officers in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination, involuntary not “for cause” termination, termination following a change in control and in the event of disability or death of the executive is shown. The Company does not have an early retirement plan, and the Named Executive Officers do not have agreements calling for or permitting payments based upon an early retirement. The amounts shown assume termination was effective as of December 31, 2018, and are estimates of the amounts that would be paid to the executives upon their termination, as a result of their termination, or as a result of a change in control. The table does not include payments of already vested sums or rights that are due and owing to the employee by virtue of their service through the date of termination, assumed to be December 31, 2018. Moreover, the amounts that would actually be paid can only be determined at the time of such executive’s actual separation from the Company.

Payments Made Upon Termination or Retirement

Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. These payments are not caused or precipitated by termination or change in control, and are payable or due to any employee of the Company regardless of whether or not the employee was terminated or a change in control has occurred. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	vested option or restricted share grants pursuant to the 2014 SIP or its predecessor plan; and

•	vested amounts under the CBIZ Employee Retirement Savings Plan and the Non-qualified Deferred Compensation Plan.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made Upon Termination or Retirement” above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s group life insurance plan, as appropriate. Each CBIZ employee receives an automatic death benefit of up to one times their annual base salary, up to a maximum of $50,000, paid by a life insurance carrier. CBIZ pays the de minimis monthly premium per person for this group benefit policy. Supplemental life insurance policies are available to all CBIZ employees as well, at an additional cost borne by the employee. The applicable life insurance carriers, and not CBIZ, pay death benefits under these policies.

All CBIZ employees are eligible for short-term disability payments, which are limited to 60% of the employee’s base pay for a maximum period of 26 weeks, and are paid for by the Company. Thereafter, Named Executive Officers, if suffering from a permanent total disability and enrolled in the Company’s Long-Term Disability program, may receive up to 60% of the employee’s pay up to a maximum monthly benefit of $10,000, which is paid for by the Long-Term Disability plan insurance carrier. Actual coverage and maximum benefits are dependent solely on the nature of a particular disability, the employee’s age, and the position of an employee at the time disability occurs.

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason		After Change in Control Termination w/o Cause or for Good Reason		Voluntary Termination	Death		Disability
Jerome P. Grisko, Jr.	Severance Pay	3,361,770	[1]	5,042,655	[2]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		300,000	[4]
	Option Acceleration	1,731,375	[5]	1,731,375	[5]	n/a	n/a		n/a
	Restricted Stock Acceleration	2,304,900	[6]	2,304,900	[6]	n/a	n/a		n/a
	Automobile	93,340	[7]	93,340	[7]	n/a	n/a		n/a
	2 Years Benefits Continuation	31,720	[8]	31,720	[8]	n/a	n/a		n/a
	Club Membership	7,937	[9]	7,937	[9]	n/a	n/a		n/a

Ware Grove	Severance Pay	1,647,404	[10]	1,647,404	[10]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		192,450	[4]
	Option Acceleration	796,876	[11]	796,876	[11]	n/a	n/a		n/a
	Restricted Stock Acceleration	n/a		1,477,500	[12]	n/a	n/a		n/a
	2 Year Benefits Continuation	22,766	[13]	22,766	[13]	n/a	n/a		n/a

Chris Spurio	Severance Pay	477,500	[14]	477,500	[15]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		203,250	[4]
	Option Acceleration	n/a		796,876	[16]	n/a	n/a		n/a
	Restricted Stock Acceleration	n/a		1,477,500	[12]	n/a	n/a		n/a

Michael Kouzelos	Severance Pay	456,500	[14]	456,500	[15]	n/a	n/a		n/a
	Death Benefit Payments	n/a		n/a		n/a	—	[3]	n/a
	Disability Payments	n/a		n/a		n/a	n/a		196,950	[4]
	Option Acceleration	n/a		765,000	[16]	n/a	n/a		n/a
	Restricted Stock Acceleration	n/a		1,231,250	[12]	n/a	n/a		n/a

(1)	Amount represents two times the sum of the then current year base salary plus the average of three prior year EIP and bonus payments, pursuant to CEO’s First Amended and Restated Employment Agreement.

(2)

Amount represents three times the sum of the then current year base salary plus the average of three prior year EIP and bonus payments, pursuant to CEO’s First Amended and Restated Employment Agreement.

(3)

Death benefits under life insurance policies are not paid by the Company. Any death benefit is paid by the applicable insurance carrier. Each Named Executive Officer is eligible to receive the $50,000 death benefit paid by a group life insurance carrier. Officers also are enrolled in a supplemental life insurance program, purchased through the Company from a group life carrier, for which they pay the premiums.

(4)

Benefits shown represent the first year of disability payments assuming total permanent disability. Benefits are payable under the CBIZ Short-Term Disability plan, which amount to 60% of the employee’s pay for a maximum period of 26 weeks, and the Company’s Long-Term Disability program (“LTD”), which amount to 60% of the employee’s pay up to a maximum monthly benefit of $10,000 for permanent total disability. After the first year following disability, payments are only under the LTD, with benefits amounting to a maximum of $120,000 per year, until maximum benefits are reached, for each Named Executive Officer. Actual coverage and maximum benefits are dependent solely on the nature of a particular disability. For those aged under 63, LTD benefits terminate at age 65.

(5)

Value is calculated as the number of in-the-money options at December 31, 2018 multiplied by the difference between the closing price on the last trading day of 2018 and the exercise price for each share. Payable pursuant to CEO’s September 1, 2016 employment agreement.

(6)

Value is calculated as the number of restricted shares held by executive at December 31, 2018 multiplied by the closing price on the last trading day of 2018. Payable pursuant to CEO’s September 1, 2016 employment agreement.

(7)

NADA value of current automobile provided to executive by the Company, the title of which must be transferred to President for any termination other than for cause, pursuant to his Amended Severance Protection Agreement.

(8)

Cost of maintaining benefits in which CEO was enrolled at the end of 2018 for period of two years. At the end of 2018, the CEO was entitled to be enrolled in a $2,000,000 life insurance program called for under the CEO’s September 1, 2016 employment agreement; however, such a policy was not in effect at that time.

(9)	CEO’s September 1, 2016 employment agreement calls for payment of membership fees in a club of his choice. Amount stated is the annual membership fees and dues.

(10)

Amount represents two times the sum of the then current year base salary plus the average of his EIP and bonus payments for the prior three years, payable over 24 months, pursuant to CFO’s employment agreement.

(11)

Value is calculated as the number of in-the-money options held by executive at December 31, 2018 multiplied by the difference between the closing price on the last trading day of 2018 and the exercise price for each share. Payable pursuant to CFO’s Amended Employment Agreement.

(12)

Value is calculated as the number of in-the-money options at December 31, 2018 multiplied by the difference between the closing price on the last trading day of 2018 and the exercise price for each share. Payable pursuant to Compensation and Human Capital Committee action taken May 22, 2012 to accelerate pending restricted share grants to employees in the event of a change in control.

(13)

Represents payment for a period of two years, as required by CFO’s employment agreement, of the cost of CFO’s 2018 year-end medical, dental, vision plans, as well as a small supplemental life policy, which benefits were available to all CBIZ employees.

(14)	Amount represents one year base pay for terminations other than for cause, pursuant to agreements with the Executives.

(15)	Amount represents one year base pay for terminations related to change in control, pursuant to the CBIZ Executive Severance Policy.

(16)

Option awards are accelerated pursuant to the terms of the 2014 SIP. Value is calculated as the number of in-the-money options held by executive at December 31, 2018 multiplied by the difference between the closing price on the last trading day of 2018 and the exercise price for each share.

Director Compensation

For fiscal 2018, Non-Employee Director Compensation consisted of:

•	a $60,000 annual retainer paid either in cash or into the CBIZ Non-Employee Director Deferred Compensation Plan;

•

a $15,000 Audit Committee Chair fee, a $10,000 Compensation and Human Capital Committee Chair fee, a $7,500 Nominating and Governance Committee Chair fee to the chairpersons of each respective committee, a Lead Director fee of $20,000, and a Chairman of the Board fee of $75,000;

•	a meeting attendance fee of $1,500 for each Board and committee meeting attended; and

•

an annual equity grant of approximately $100,000 worth of restricted shares (valued on grant date) to each Non-Employee Director, with restrictions lapsing on one-half of the shares on each of the first and second anniversaries of the date of grant. The annual equity grant is awarded at, or shortly after, the first regularly scheduled meeting of the Compensation and Human Capital Committee each year. The equity grant is awarded upon passage of a resolution of the Compensation and Human Capital Committee and the time-lapsing of restrictions is tied to the date of the actual grant.

Our Non-Employee Directors are permitted to participate in the CBIZ Non-Employee Director Deferred Compensation Plan. Directors may direct that their retainer and meeting attendance fees be deposited into the Plan. There is no matching payment into the Plan by the Company, and directors may select from the same investment choices available to participants in the CBIZ Employee Nonqualified Deferred Compensation Plan. During 2018, the rates of return for these investment choices ranged from -19.73% to 1.74%, depending on a participant’s fund selections.

Non-Employee Directors receive no compensation other than directors’ fees and the noted equity grant. Employee directors receive no director fee compensation.

Director* Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[2]		All Other Compensation ($)[3]		Total ($)
Rick L. Burdick	—		100,001	89,000	[4]	1,332		190,333
Michael H. DeGroote	72,000	[5]	100,001	—		1,332		173,333
Joseph S. DiMartino	99,000	[6]	100,001	—		1,332		200,333
Gina D. France	72,000	[7]	100,001	—		1,332		173,333
Steven L. Gerard	144,000	[8]	100,001	—		32,070	[9]	276,071
Sherrill H. Hudson	91,500	[10]	100,001	—		1,332		192,833
Todd J. Slotkin	90,000	[11]	100,001	—		1,332		191,333
Donald V. Weir	99,000	[12]	100,001	—		1,332		200,333
Benaree Pratt Wiley	—		100,001	78,000	[13]	1,332		179,333

*

Director Jerome P. Grisko, Jr. also acts as CEO, and he received no additional compensation or awards in connection with his role as a director. Therefore his compensation is not included in the Director Compensation Table, and appears in the Summary Compensation Table at p. 40.

(1)

Amount represents grant date fair value of 6,192 shares of restricted stock awarded to each non-employee director in 2018 as computed in accordance with FASB ASC Topic 718. This does not reflect taxable income to the individual until restrictions lapse.

(2)	No preferential payments are made by the Company to the participants of the Directors Deferred Compensation Plan.

(3)

Amount represents Executive Group Personal Excess Liability Insurance premium payments. An Excess Liability policy written for coverage of $10 million is provided to all members of the Board of Directors and the SMG. Other than premium payments for this coverage, no Other Compensation is provided to Directors.

(4)

Contributions consist of annual retainer fee, Lead Director fee, and fees for attending meetings of the Board deposited into the director’s deferred compensation plan account. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. Burdick was 10,084 shares.

(5)	Annual retainer fee and fees for attending meetings of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. DeGroote was 10,084 shares.

(6)

Annual retainer fee, Compensation and Human Capital Committee Chairman fee, and fees for attending meetings of the Audit Committee, the Compensation and Human Capital Committee, the Nominating & Governance Committee, and of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. DiMartino was 10,084 shares.

(7)	Annual retainer fee and fees for attending meetings of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Ms. France was 10,084 shares.

(8)

Annual retainer fee, Chairman of the Board fee, and fees for attending meetings of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. Gerard was 22,084 shares.

(9)

Amount represents Executive Group Personal Excess Liability Insurance premium payments, tax preparation fees, plus payments under Mr. Gerard’s consulting agreement disclosed in the Company’s Current Report on Form 8-K on March 9, 2016.

(10)

Annual retainer fee and fees for attending meetings of the Audit Committee and of the Board, and Nominating and Governance Committee Chairman fee. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. Hudson was 10,084 shares.

(11)

Annual retainer fee and fees for attending meetings of the Audit Committee, Compensation and Human Capital Committee, the Nominating & Governance Committee, and of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. Slotkin was 10,084 shares.

(12)

Annual retainer fee, Audit Committee Chairman fee, and fees for attending meetings of the Audit Committee, the Nominating & Governance Committee, and of the Board. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Mr. Weir was 10,084 shares.

(13)

Contributions consist of annual retainer fee, and fees for attending meetings of the Compensation and Human Capital Committee, the Nominating & Governance Committee, and the Board deposited into the director’s deferred compensation plan account. On December 31, 2018, the aggregate number of unvested restricted stock awards held by Ms. Wiley was 10,084 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of certain agreements and transactions between or among CBIZ and certain related parties. It is CBIZ’s policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on CBIZ’s experience and the terms of its transactions with unaffiliated parties, it is the Audit Committee of the Board of Directors’ and

management’s belief that the transactions described below met, at the time of the transactions, and currently meet, these standards. Management reviews these transactions as they occur and monitors them for compliance with the Company’s Code of Conduct, internal procedures and applicable legal requirements. The Audit Committee reviews and ratifies such transactions annually, or as they are more frequently brought to the attention of the Committee by the Company’s Directors of Internal Audit, General Counsel or other members of management.

A number of the businesses acquired by the Company are located in properties owned indirectly by, and leased from persons employed by, the Company, none of whom are members of the Company’s SMG. In the aggregate, we paid approximately $3.0 million, $3.3 million and $3.2 million during the years ended December 31, 2018, 2017 and 2016, respectively, under such leases.

Rick L. Burdick, CBIZ’s Lead Director, is a partner of Akin Gump. Akin Gump performed legal work for CBIZ for which the firm received approximately $0.2 million, $0.2 million and $0.1 million from CBIZ during 2018, 2017 and 2016, respectively.

Michael H. DeGroote, a director of CBIZ, is an officer or director of various privately held companies that obtain several types of insurance coverage through CBIZ. The commissions paid to CBIZ for the years ended December 31, 2018, 2017 and 2016 were approximately $0.1 million, $0.2 million, and $0.1 million, respectively.

CBIZ maintains joint-referral relationships and administrative service agreements with independent licensed CPA firms under which CBIZ provides administrative services in exchange for a fee. These firms are owned by licensed CPAs who are employed by CBIZ subsidiaries, and provide audit and attestation services to clients including CBIZ’s clients. The CPA firms with which CBIZ maintains administrative service agreements operate as limited liability companies, limited liability partnerships or professional corporations. The firms are separate legal entities with separate governing bodies and officers. CBIZ has no ownership interest in any of these CPA firms, and neither the existence of the administrative service agreements nor the providing of services thereunder is intended to constitute control of the CPA firms by CBIZ. CBIZ and the CPA firms maintain their own respective liability and risk of loss in connection with performance of each of its respective services, and CBIZ does not believe that its arrangements with these CPA firms result in additional risk of loss.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires CBIZ’s officers and directors, and persons who own more than 10% of a registered class of CBIZ’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish CBIZ with copies of all Section 16(a) reports they file.

Based on our review of copies of Section 16(a) reports received by the Company, or written representations from reporting persons that no other reports were required for such persons, CBIZ believes that during the 2018 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements in a timely fashion.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2018. All outstanding awards relate to our common stock.

	A		B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options (shares)		Weighted average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)

Equity compensation plans approved by stockholders	3,622,273	[1]	$11.97	4,292,096	[2]

Equity compensation plans not approved by stockholders	—		—	—

Total	3,622,273		$11.97	4,292,096

(1)	Stock option awards under the 2002 SIP and the 2014 SIP.

(2)

Includes reduction for currently issued restricted stock. Also includes 1,229,307 shares of our common stock remaining available for purchase under the ESPP during the purchase period that included December 31, 2018. After the stockholder approval of the 2014 SIP, no further new grants may be made under the 2002 SIP.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Proxy Statement distributed to the Stockholders prior to the 2020 Annual Meeting of Stockholders, a stockholder proposal, including the nomination of any director candidate, pursuant to SEC Rule 14a-8 under the Exchange Act must be received by CBIZ not later than December 7, 2019. It is suggested that proponents submit their proposals by certified mail, return receipt requested, to the Corporate Secretary at the address provided below. Detailed information for submitting resolutions will be provided upon written request to CBIZ’s Corporate Secretary at CBIZ, Inc., 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, Attention: Corporate Secretary. With respect to any stockholder proposal not submitted pursuant to SEC Rule 14a-8 under the Exchange Act in connection with the 2020 Annual Meeting of Stockholders, the proxy for such meeting will confer discretionary authority to vote on such proposal unless CBIZ is notified of such proposal no later than February 9, 2020, and the proponent complies with the other requirements set forth in SEC Rule 14a-4(c) under the Exchange Act. No stockholder proposals were received for inclusion in this proxy statement.

EXPENSES OF SOLICITATION

CBIZ is soliciting proxies and bears the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Computershare Investor Services’ (“Computershare”) subsidiary, Georgeson Shareholder Communications, Inc. (“Georgeson”) has been retained by CBIZ to assist in the solicitation of proxies. Computershare, which has a contract to act as the transfer agent for CBIZ, will not be paid any additional fees for these services. Georgeson will be reimbursed for its broker search and mailing expenses. Computershare will receive reimbursement of out-of-pocket expenses it incurs in connection with its efforts. In addition, CBIZ will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. CBIZ expects that the solicitation of proxies will be primarily by mail, but directors, officers and employees of CBIZ may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

CBIZ’s Annual Report on Form 10-K for the year ended December 31, 2018, including financial statements and a Letter to Stockholders is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. CBIZ will mail additional copies of its Annual Report on Form 10-K for the year ended December 31, 2018, to each stockholder or beneficial owner of shares of common stock without charge upon such person’s written request to the Investor Relations Department at CBIZ’s Executive Offices at 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131.

HOUSEHOLDING

Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and own shares of our common stock in an account at the same brokerage firm, bank, or other nominee, we delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs, and helps the environment. Stockholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice or set of proxy materials to a stockholder at a shared address to which a single copy of the materials was delivered. A stockholder who wishes to receive a separate copy of the Notice or proxy materials for the Annual Meeting should submit this request by contacting CBIZ’s Corporate Secretary at 6050 Oak Tree Boulevard South, Suite 500, Cleveland, Ohio 44131, phone (216) 447-9000. If you would like to opt out of householding, please contact your broker, bank, or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank, or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

By Order of the Board of Directors,

Michael W. Gleespen, Corporate Secretary

Cleveland, Ohio

April 5, 2019

Appendix A

CBIZ, Inc.

2019 Omnibus Incentive Plan

Effective May 9, 2019

CBIZ, Inc.

2019 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1 Establishment. CBIZ, Inc., a Delaware corporation, establishes an incentive compensation plan to be known as CBIZ, Inc. 2019 Omnibus Incentive Plan, as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based awards. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the shareholders of the Company.

1.2 Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board whose judgment, interest and performance are required for the successful operations of the Company.

1.3 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

2.2 “Award” means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.3 “Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” means, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company, any Subsidiary or any Affiliate or in any Company severance policy to which a Participant is subject, in the sole judgment of the Committee:

(a) Material misconduct of the Participant,

(b) Continued failure of the Participant to perform essential job functions,

(c) Continued failure of the Participant to achieve significant goals and objectives clearly communicated by the Participant’s supervisor and reasonably expected of a person in the Participant’s position,

(d) The conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of nolo contendere to a felony by the Participant, or

(e) The commission by the Participant of an act of theft, fraud or dishonesty against the Company, any Affiliate or any Subsidiary.

2.8 “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:

(a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.8; or

(b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(a), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) A complete liquidation or dissolution of the Company.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Commission” means the Securities and Exchange Commission.

2.11 “Committee” means the Compensation and Human Capital Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the NYSE (or such other national securities exchange which is the principal market on which the Shares are then traded) and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

2.12 “Company” means CBIZ, Inc. and any successor thereto as provided in Section 21.20.

2.13 “Director” means any individual who is a member of the Board.

2.14 “Disability” means, unless otherwise provided in an Award Agreement, “permanent and total disability” within the meaning of Code Section 22(e)(3).

2.15 “Dividend Equivalent” has the meaning set forth in Section 17.2.

2.16 “Effective Date” has the meaning set forth in Section 1.1.

2.17 “Employee” means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, an Affiliate or the Subsidiary on its payroll records. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, or any Affiliate or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company. Notwithstanding the foregoing, if a Director who is an Employee experiences a Termination of Service in his or her capacity as an Employee, the Committee, in its sole discretion, may continue to treat such Director as an Employee hereunder for a period of three years following his Termination of Service as an Employee for the purpose of continuing the vesting schedule pursuant to an Award Agreement entered into between the Company and the Director Employee prior to his Termination of Service as an Employee, provided that he remains a Director for that three year period.

2.18 “Exchange Act” means the Securities Exchange Act of 1934.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.20 “Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the price of a Share that is equal to the closing price of a Share on the New York Stock Exchange (or, on such other national securities exchange that is the primary trading market for the Shares, if Shares are not then listed on the NYSE) on the day preceding the date of determination, or if no sales of Shares shall have occurred on such exchange on the day preceding the applicable date of determination, the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock securities exchange or under such other circumstances as determined reasonable by the Committee at the time of Award for the purpose of calculating the number of Award(s) to a Participant, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

2.21 “Grant Date” means the date an Award to a Participant pursuant to the Plan is approved by the Committee (or such later date as specified in such approval by the Committee).

2.22 “Grant Price” means the per Share price established at the time of grant of a SAR pursuant to Article 7.

2.23 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonqualified Stock Option” means an Award that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Award granted pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan that is granted pursuant to Article 12.

2.28 “Normal Retirement” means, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company, a Participant’s voluntary Termination of Service on or after the date the Participant has (i) attained at least age sixty (60) and (ii) completed at least five (5) years of continuous service as an Employee; provided however, the Participant provides to the Company at least six (6) months advance written notice of the date on which the Participant intends to terminate his or her employment and the Participant agrees to maintain compliance with the terms of the restrictive covenants contained in the Participant’s Award Agreements.

2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share Unit” means an Award granted pursuant to Article 10.

2.32 “Performance Unit” means an Award granted pursuant to Article 11.

2.33 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on the continued service, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.34 “Plan” means the CBIZ, Inc. 2019 Omnibus Incentive Plan, as the same may be amended from time to time.

2.35 “Prior Plan” means the CBIZ, Inc. 2014 Stock Incentive Plan. Upon shareholder approval of this Plan, no further grants of awards shall be made under the Prior Plan.

2.36 “Restricted Stock” means an Award granted pursuant to Article 8.

2.37 “Restricted Stock Unit” means an award granted under Article 9.

2.38 “Share” means a share of common stock, par value $0.01 per share, of the Company.

2.39 “Stock Appreciation Right” or “SAR” means an Award granted under Article 7.

2.40 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock.

2.41 “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affiliate combines.

2.42 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee;

(b) for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board; and

(c) for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.43 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or Subsidiary or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company, its Affiliates or its Subsidiaries to render such services

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, Subsidiaries, Affiliates, and all other parties. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2.11.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award or the value of an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(c) To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine Fair Market Value of a Share;

(f) To amend any Award Agreement as permitted under the Plan;

(g) To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to awards to Directors (as contemplated by Article 15). Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h) To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(i) To determine whether Awards shall be settled in Shares, cash or in any combination thereof;

(j) To determine whether Awards shall provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in Section 20.1 of the Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter. Without limiting the generality of the foregoing sentence, in situations involving Termination of Service by reason of Normal Retirement or Involuntary Termination of Service without Cause, the Committee may, at its sole discretion, accelerate vesting or remove restrictions to vesting of an Award or Awards following a determination, in the sole discretion of the Committee, that such accelerated vesting or removal of restrictions to vesting of an Award or Awards is warranted, taking into consideration factors including, but not limited to, the personal contributions of a Participant to the Company’s financial or non-financial goals, and the personal and professional conduct of the Participant. The Committee may also consider, in its sole discretion, based on facts and information reasonably available to the Committee at the time of its decision, if such acceleration or removal of vesting restrictions is not reasonably expected to cause the Company to fail to meet its publicly stated financial performance guidance for the year in which the Participant’s Retirement or Involuntary Termination of Service without Cause occurs;

(o) To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(p) To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Shares.

3.3 Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by law, the Committee may delegate to one or more of its members or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to (a) designate employees to be recipients of Awards under the Plan and (b) determine the size of any Awards; provided that (x) the Committee shall not delegate such responsibilities for Awards granted to an employee who was an officer, Director, or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to The Plan and Minimum Vesting Standards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.3, the total number of Shares that may be the subject of Awards and issued under the Plan shall be

3,062,788. Such Shares may be authorized and unissued Shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the number of shares available for issuance under the Plan shall be reduced by the maximum number of Shares that may be paid under such an Award.

4.2 Share Usage. In determining the number of Shares available for grant under the Plan at any time, the following rules shall apply:

(a) Any Shares subject to an Award granted under the Plan or Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under the Plan.

(b) Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

(c) Any Shares that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(d) Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option granted under the Plan on or after the Effective Date shall not become available for grant under the Plan.

(e) Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1.

4.3 Adjustments. All Awards shall be subject to the following provisions:

(a) In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.3(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) The determination of the Committee as to the foregoing adjustments set forth in this Section 4.3, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.

4.4 Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or any Affiliate or with which the Company or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.5 Minimum Vesting Standards. Any Award and all portions of an Award granted to Employees under this Plan shall be subject to a minimum vesting period of at least one year. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3.2(n) of this Plan, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of Shares authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4.5.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards. Individuals eligible to participate in the Plan shall be limited to Employees, Nonemployee Directors and Third-Party Service Providers of the Company and its Subsidiaries.

5.2 Participation in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under the Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1 Grant of Options. Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.3.

6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to Section 14.3. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Committee in its discretion on the date of grant:

(a) In cash or its equivalent,

(b) By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(c) By a cashless (broker-assisted) exercise,

(d) By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(e) By any combination of (a), (b), (c) or (d), or

(f) By any other method approved or accepted by the Committee.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) An Option shall constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.

(b) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option shall expire no later than five years after its Grant Date.

(c) For purposes of continued service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

(d) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Statutory Stock Option.

(e) Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.3.

7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.

7.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in payment of an SAR shall be subject to Section 14.3.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) that the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date or

(b) that the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific performance goals have been achieved.

8.3 Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Such vested Shares shall be subject to Section 14.3.

8.4 Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

8.5 Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) that the Restricted Stock Units may not be transferred in any fashion, subject to Section 14.1, or

(b) that the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific performance goals have been achieved.

9.3 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.

9.4 Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Restricted Stock Units shall be subject to Section 14.3.

Article 10. Performance Share Units

10.1 Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2 Value of Performance Share Units. Each Performance Share Unit shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Share Units that shall vest, which may be greater than the target number of Performance Share Units granted, and be paid to a Participant.

10.3 Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

10.4 Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares, cash or a combination thereof as provided for under the applicable Award Agreement. Any Shares issued in settlement of Performance Share Units are subject to Section 14.3.

Article 11. Performance Units

11.1 Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Units that shall vest, the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.

11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

11.4 Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash, Shares or a combination thereof, as provided for under the applicable Award Agreement. Any Shares issued in settlement of Performance Units are subject to Section 14.3.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee may grant Cash-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and upon such terms as the Committee shall determine.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met and any service-based payment conditions are satisfied.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under the Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Article 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Article 12 is to be paid in other forms of Awards under the Plan, such Awards issued in payment shall be valued for purposes of such payment at their grant date fair value. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Article 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the grant date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.

Article 13. Forfeiture and Recoupment of Awards

13.1 General Rule on Forfeitures. Unless otherwise provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company, any Subsidiary or any Affiliate,

Sections 13.3, 13.4 and 13.5 below set forth the effect of a Participant’s Termination of Service on any Award then held by a Participant:

13.2 Termination for Cause. If a Participant Termination of Service is due to Cause, then the Participant shall forfeit, as of the date immediately preceding such Termination of Service, the Participant’s (i) outstanding and unexercised Options and SARs, and (ii) outstanding and not yet settled Restricted Stock, RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant.

13.3 Options and SARs. Subject to Section 13.1, upon a Participant’s Termination of Service, any then held Options and/or SARs shall be subject to the following rules:

(a) Termination of Service due to death. If a Participant incurs a Termination of Service by reason of death, any nonvested Option and/or SAR held by the Participant shall become fully vested and exercisable for a period of one (1) year from the date of such Termination of Employment or until the expiration of the stated term of the Option, whichever period is the shorter.

(b) Termination of Service due to Disability. If a Participant incurs a Termination of Service by reason of Disability, any nonvested Option and/or SAR then held by the Participant shall become fully vested and exercisable for a period of one (1) year from the date of such Termination of Service or until the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if the Participant dies during such one (1) year period, any unexercised Options held by the Participant shall continue to be exercisable for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of the Option, whichever period is the shorter.

(c) Termination of Service by reason of Normal Retirement or Involuntary Termination of Service without Cause. If a Participant incurs a Termination of Service by reason of Normal Retirement or Involuntary Termination of Service without Cause, and in the case of Normal Retirement has provided the required notice to the Company under Section 2.28, then following a determination by the Committee that a waiver of restrictions, conditions or limitations imposed on a Participant’s Award or Awards is appropriate pursuant to Section 3.2(n), any nonvested Option and/or SAR then held by the Participant may become fully vested and exercisable for a period of two years from the date of such Termination of Service or until the expiration of the stated term of the Option, whichever period is the shorter; provided, however, that if the Participant dies within such two-year (2) period any unexercised Option held by the Participant shall continue to be exercisable for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter.

(d) Other Termination of Service. If a Participant incurs a Termination of Service for any reason other than death, Disability, Normal Retirement, or Involuntary Termination of Service without Cause, any nonvested Option and or SAR then held by the Participant, to the extent it was then exercisable at such Termination of Service, or on such accelerated basis as the Committee may determine, may be exercised for the period of the earlier of three (3) months from the date of such Termination of Service or the expiration of the stated term of the Option; provided, however, that if the Participant dies within such three-month (3) period, any unexercised Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of the Option, whichever period is the shorter.

13.4 Time-based Restricted Stock and Restricted Stock Units. Subject to Section 13.1, upon a Participant’s Termination of Service, any then held nonvested Restricted Stock and/or Restricted Stock Units, the vesting of which is solely conditioned upon the completion of a service period, shall be subject to the following rules:

(a) Termination of Service due to death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, any nonvested Restricted Stock and/or Restricted Stock Units then held by the

Participant shall become fully vested and, in the case of Restricted Stock Units, shall be settled within sixty (60) days from the date of such Termination of Service.

(b) Termination of Service due to Normal Retirement or Involuntary Termination of Service without Cause. If a Participant incurs a Termination of Service by reason of Normal Retirement or Involuntary Termination of Service without Cause, and in the case of Normal Retirement has provided the required notice to the Company under Section 2.28, then following a determination by the Committee that a waiver of restrictions, conditions or limitations imposed on a Participant’s Award or Awards is appropriate pursuant to Section 3.2(n), any nonvested Restricted Stock and/or Restricted Stock Units then held by the Participant shall become fully vested and, in the case of Restricted Stock Units, shall be settled within sixty (60) days from the date of such Termination.

(c) Other Termination of Service. If a Participant incurs a Termination of Service for any reason other than death, Disability, Normal Retirement, or Involuntary Termination of Service without Cause, any nonvested Restricted Stock and/or Restricted Stock Units then held by the Participant shall be forfeited.

13.5 Performance-Based Awards. Subject to Section 13.1, upon a Participant’s Termination of Service prior to the end of the applicable Performance Period, any then held Award, the vesting of which is subject to the satisfaction of one or more performance conditions (“Performance-Based Awards”), shall be subject to the following rules:

(a) Termination of Service due to death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, any Performance-Based Awards then held by the Participant shall become fully vested and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days of such Termination of Service.

(b) Termination of Service by reason of Normal Retirement. If a Participant incurs a Termination of Service by reason of Normal Retirement and has provided the required notice to the Company under Section 2.28, then following a determination by the Committee that a waiver of restrictions, conditions or limitations imposed on a Participant’s Award or Awards is appropriate pursuant to Section 3.2(n), any Performance-Based Awards then held by the Participant shall become fully vested based on actual performance achieved through the end of the applicable performance period, and shall be shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days following the end of such performance period.

(c) Involuntary Termination of Service without Cause. If a Participant incurs an Involuntary Termination without Cause, any Performance-Based Awards then held by the Participant shall be subject to the following rules:

(i) If a Participant has completed less than five (5) years of continuous service as an Employee through the date of such termination, then following a determination by the Committee that a waiver of restrictions, conditions or limitations imposed on a Participant’s Award or Awards is appropriate pursuant to Section 3.2(n), any Performance-Based Awards then held by the Participant shall become fully vested based on actual performance achieved through the end of the applicable performance period and prorated based on the number of full calendar months that the Participant was an Employee through the date of such termination, and shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days following the end of such performance period.

(ii) If a Participant has completed five (5) or more years of continuous service as an Employee through the date of such termination, then following a determination by the Committee that a waiver of restrictions, conditions or limitations imposed on a Participant’s Award or Awards is appropriate pursuant to

Section 3.2(n), any Performance-Based Awards then held by the Participant shall become fully vested based on actual performance achieved through the end of the applicable performance period and shall be settled in cash, Shares or a combination thereof, as provided for in the applicable Award Agreement, within sixty (60) days following the end of such performance period.

(d) Other Terminations of Service. If a Participant incurs a Termination of Service for any reason other than death, Disability, Normal Retirement or Involuntary Termination of Service without Cause, any Performance-Based Award then held by the Participant shall be forfeited.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards. Except as provided in Section 14.2, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an ISO which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

14.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares, provided no such restriction shall cause the Shares not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

Article 15. Nonemployee Director Awards

15.1 Awards to Nonemployee Directors. The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

15.2 Annual Award Limit. The maximum aggregate value of equity and cash based Awards granted to any Nonemployee Director during any calendar year shall not exceed $1,000,000. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

Article 16. Effect of a Change in Control

16.1 Default Provisions.

Subject to Section 4.3, upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that (i) another award meeting the requirements of Section 16.2 (“Replacement Award”) is provided to the Participant pursuant to Section 4.3 to replace an Award (“Replaced Award”) subject to Sections 16.2(a) and (b), or (ii) upon a Change in Control, the Plan and the Participant’s then-outstanding Awards remain unaltered and are continued in effect.

(a) Outstanding Awards Subject Solely to a Service Condition.

(i) Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within sixty (60) days or as soon as administratively practical following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(ii) Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(b) Outstanding Awards Subject to a Performance Condition.

(i) Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within sixty (60) days or as soon as administratively practical following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(ii) Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within sixty (60) days following such Change in

Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

16.2 Definition of Replacement Award.

(a) An Award shall meet the conditions of this Section 16.2(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 16.2(b); and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16.2(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(b) Upon an Involuntary Termination of Service of a Participant without Cause occurring within two years following the Change in Control, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based Awards shall be deemed to be satisfied at target performance and paid upon or within 60 days of such Termination of Service, (iii) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such Termination of Service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

Article 17. Dividends and Dividend Equivalents

17.1 Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on Shares subject to an unvested Award of Restricted Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

17.2 Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.

Article 18. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19. Rights of Participants

19.1 Employment. Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary or any Affiliate to terminate any Participant’s employment with the Company or any Subsidiary or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Subsidiary or any Affiliate.

19.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

19.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20. Amendment and Termination

20.1 Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.4 of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.

(b) Without the prior approval of the Company’s shareholders and except as provided for in Section 4.3, no Option or SAR Award may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.

(c) Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or U.S. federal laws or regulations.

20.2 Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.

(a) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b) The Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(c) Any subplan may provide that the Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(d) The determination of the Committee as to any adjustments made pursuant to subparagraphs (a), (b) and (c) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3 Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 20.3 without further consideration or action.

20.4 Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, other than Sections 4.3, 20.2 and 20.3, no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

20.5 Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under the Plan, in form and/or operation, shall constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award shall not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). To the extent that any Award constitutes deferred compensation subject to Code Section 409A, such Award shall be interpreted and construed to comply with Code Section 409A including, without limitation, a termination of employment shall mean a “separation of service” within the meaning of Code Section 409A.

Article 21. General Provisions

21.1 Forfeiture and Recoupment Events.

(a) In addition to the forfeiture events specified in paragraph (c) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

(c) If an Employee incurs an Involuntary Termination of Service on account of Cause, then such Employee shall forfeit, as of the date immediately preceding such Termination of Service, the Employee’s (i) outstanding and unexercised Options and SARs, and (ii) outstanding and not yet settled Restricted Stock, RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Employee.

21.2 Tax Withholding.

(a) Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan.

(b) Share Withholding. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a “Share Payment” the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares or permit a Participant to elect to have withheld from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The term Share Payment shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.

21.3 Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award), such amounts owed by the Participant to the Company, including amounts owed under Section (a); provided, however, that no such setoff shall be permitted if it would constitute a prohibited “acceleration” or “deferral” of a payment hereunder within the meaning of Code Section 409A. Participant shall remain liable for any part of Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, Participant agrees to any deduction or setoff under this Section 21.3.

21.4 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.7 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.8 Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.

21.10 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.11 Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by the Plan;

(b) Determine which Employees or Directors outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees or Directors outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 21.10 by the Committee shall be attached to the Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

(f) Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.12 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.13 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

21.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15 Non-Exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or a Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction and any litigation arising out of this Plan shall be brought in the State of Ohio or the US District Court for the Northern District of Ohio.

21.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, any Subsidiary, any Affiliate nor any of their employees, the Board, the Committee, any shareholder or any of their agents represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.20 Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the

Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.21 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on May 9, 2019.

Online Go to www.envisionreports.com/CBIZ or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all director nominees listed and FOR Proposals 2, 3 and 4.

1.	Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Rick L. Burdick	☐	☐	☐	02 - Steven L. Gerard	☐	☐	☐	03 - Jerome P. Grisko, Jr.	☐	☐	☐

04 - Benaree Pratt Wiley	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify KPMG, LLP as CBIZ’s independent registered public accounting firm.	☐	☐	☐	3.	To conduct an advisory vote approving named executive officer compensation.	☐	☐	☐

4.	To amend, restate and adopt the CBIZ, Inc. 2014 Stock Incentive Plan as the CBIZ, Inc. 2019 Omnibus Incentive Plan.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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02ZJ9B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/CBIZ

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CBIZ, Inc.

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 9, 2019

Park Center Plaza III

6050 Oak Tree Boulevard South, Lower Level

Cleveland, Ohio 44131

Gina D. France and Todd J. Slotkin, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of CBIZ, Inc. to be held on May 9, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees recommended by the Board of Directors and FOR items 2-4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.